Exhibit 2.1

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Membership Interest Purchase Agreement

by and among

Bitech Technologies Corporation,

Emergen Energy LLC,

Bridgelink Development, LLC,

C & C Johnson Holdings, LLC,

and

Cole W. Johnson

Table of Contents

Article I.	Definitions and Interpretations	1

Section 1.01	Definitions.	1
Section 1.02	Interpretive Provisions.	8

Article II.	The Transactions	9

Article III.	Representations and Warranties of the Bridgelink Parties	13

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Article IV.	Representations and Warranties of Bitech	31

Section 4.01	Corporate Existence and Power	31
Section 4.02	Due Authorization.	32
Section 4.03	Valid Obligation	32
Section 4.04	No Conflict With Other Instruments	32
Section 4.05	Governmental Authorization.	32
Section 4.06	Authorized Shares and Capital	32
Section 4.07	Validity of Shares.	32
Section 4.08	Approval of Agreement	32
Section 4.09	No Brokers.	32

Article V.	Conditions to the Closing	32

Section 5.01	Conditions to the Obligations of all of the Parties.	32
Section 5.02	Conditions to the Obligations of Bitech.	33
Section 5.03	Condition to the Obligations of the Bridgelink Parties	34

Article VI.	Additional Covenants of the Parties	34

Article VII.	Termination; Survival	37

Section 7.01	Termination	37
Section 7.02	Specific Enforcement.	38
Section 7.03	Survival After Termination.	38

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Article VIII.	Indemnification	38

Article IX.	Miscellaneous	41

Exhibits and Annexes

Annex 1	Membership Interest Assignment

Exhibit A	BESS Development Projects
Exhibit B	Solar Development Projects
Exhibit C	Form of Project Management Services Agreement
Exhibit D-1	Benjamin Tran Employment Agreement
Exhibit D-2	Cole Johnson Employment Agreement
Exhibit E-1	Benjamin Tran Option Agreement
Exhibit E-2	Cole Johnson Option Agreement

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Membership Interest Purchase Agreement

Dated as of April 14, 2024

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Bitech Technologies Corporation, a Delaware corporation (“Bitech”); (ii) Emergen Energy LLC, a Delaware limited liability company (“Emergen”), (iii) Bridgelink Development, LLC, a Delaware limited liability company (“Bridgelink”) as the sole member of Emergen; (iv) C & C Johnson Holdings LLC, a Delaware limited liability company (“C&C”) and (v) Cole W. Johnson, an individual, for the limited purposes as set forth herein (“Mr. Johnson”). Each of Emergen, Bridgelink, C&C, and Mr. Johnson may be referred to collectively herein as the “Bridgelink Parties” and, separately, as a “Bridgelink Party”. Each of Bitech and each Bridgelink Party may be referred to herein collectively as the “Parties” and, separately as a “Party”.

WHEREAS, at the Closing (as defined below), Bitech agrees to acquire from Bridgelink all of the membership interests of Emergen, which are represented by one hundred (100) Units (as defined below) of equity ownership interest (the “Membership Interests”), and currently held by Bridgelink in exchange for the issuance by Bitech to Bridgelink a certain number of shares of shares of Bitech’s common stock, with a par value $0.001 per share (the “Bitech Common Stock”); and

WHEREAS, Emergen will become a wholly owned subsidiary of Bitech;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and Interpretations

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“AAA” has the meaning set forth in Section 9.03(d).

(b)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim, or assessment for Taxes or otherwise.

(c)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(d)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(e)	“Assignment” has the meaning set forth in Section 2.05(a).

(f)	“BESS Development Projects” has the meaning set forth in Section 2.01(a)(i).

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(g)	“BESS” has the meaning set forth in Section 2.01(a)(i).

(h)	“Bitech Board” means the Board of Directors of Bitech.

(i)	“Bitech Common Stock” has the meaning set forth in the Recitals above.

(j)	“Bitech Indemnified Party” has the meaning set forth in Section 8.01.

(k)	“Bitech Organizational Documents” has the meaning set forth in Section 4.01.

(l)	“Bitech Stock” has the meaning set forth in the Recitals above.

(m)	“Bitech” has the meaning set forth in the introductory paragraph hereto.

(n)	“Bridgelink Indemnified Party” has the meaning set forth in Section 8.02.

(o)	“Bridgelink Party” and “Bridgelink Parties” have the meanings set forth in the introductory paragraph hereto.

(p)	“Bridgelink” has the meaning set forth in the introductory paragraph hereto.

(q)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by Law or executive order to close.

(r)	“C&C” has the meaning set forth in the introductory paragraph hereto.

(s)	“Cap” has the meaning set forth in Section 8.07(a).

(t)	“Closing Date” has the meaning set forth in Section 2.04.

(u)	“Closing” has the meaning set forth in Section 2.04.

(v)	“Code” means Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(w)	“Contract” means all contracts, agreements, leases (including equipment leases, car leases and capital leases, licenses, commitments, client contracts, statements of work), sales and purchase orders and similar instruments, whether oral or written.

(x)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” having correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a ten percent (10%) Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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(y)	“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities of a Person or obligating such Person to issue or sell any of its Equity Securities, including, without limitation any simple agreements for future equity or any similar agreements or instruments.

(z)	“Development Projects” means the Solar Development Projects and the BESS Development Projects.

(aa)	“Direct Claim” has the meaning set forth in Section 8.03(b).

(bb)	“Disclosure Schedules” has the meaning set forth in the introductory paragraph to Article III.

(cc)	“Disqualification Event” has the meaning set forth in Section 3.41.

(dd)	“Due Diligence Materials” has the meaning set forth in Section 6.02.

(ee)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(ff)	“Emergen Manager” means the manager of Emergen as set forth in the Operating Agreement.

(gg)	“Emergen Organizational Documents” has the meaning set forth in Section 3.01(a).

(hh)	“Emergen Permits” has the meaning set forth in Section 3.17.

(ii)	“Emergen” has the meaning set forth in the introductory paragraph hereto.

(jj)	“Employment Agreement” has the meaning set forth in Section 2.02(b)(iii).

(kk)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(ll)	“Equity Security” means, with respect to any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(mm)	“Evaluation Material” has the meaning set forth in Section 6.03(a).

(nn)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(oo)	“Exchange Shares” has the meaning set forth in Section 2.03(b).

(pp)	“Exchange” has the meaning set forth in Section 2.03(c).

(qq)	“Financial Statements” has the meaning set forth in Section 3.18(a).

(rr)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

(ss)	“GW” has the meaning set forth in Section 2.01(a)(i).

(tt)	“Indebtedness” means, with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the Ordinary Course of Business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP (as defined below); (g) all guarantees by such Person; and (h) any agreement to incur any of the same.

(uu)	“Indemnified Party” has the meaning set forth in Section 8.03.

(vv)	“Indemnifying Party” has the meaning set forth Section 8.03.

(ww)	“Intellectual Property Registrations” has the meaning set forth in Section 3.29(d).

(xx)	“Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests, and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, trade names, brand names, logos, trade dress, and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions, and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; (ii) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (iii) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (iv) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions, and other trade secrets, whether or not patentable; and (v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals of such patents and applications.

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(yy)	“Johnson Employment Agreement” has the meaning set forth in Section 2.02(b)(iii).

(zz)	“Johnson Option Agreement” has the meaning set forth in Section 2.02(b)(iv).

(aaa)	“KeyBanc” has the meaning set forth in Section 6.02.

(bbb)	“Knowledge of Bridgelink” means the knowledge, after and assuming due inquiry, of Mr. Johnson or of any manager, director or executive officer of Emergen or Bridgelink, after and assuming due inquiry.

(ccc)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

(ddd)	“Lease” has the meaning set forth in Section 3.23(e).

(eee)	“Liabilities” means any liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, or expense.

(fff)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income, or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(ggg)	“Losses” and “Loss” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

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(hhh)	“Material Adverse Effect”, with respect to any Person, means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of such Person, or (b) the ability of such Person to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economies or securities or financial markets in general; (ii) changes, conditions, or effects that generally affect the industries in which such Person operates; (iii) any change, effect ,or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect on a subject Person has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person compared to other participants in the industries in which such Person conducts its business.

(iii)	“Material Contracts” has the meaning set forth in Section 3.16(a).

(jjj)	“Material Non-Public Information” has the meaning set forth in Section 6.03(c).

(kkk)	“Membership Interests” has the meaning set forth in the recitals.

(lll)	“Mr. Tran” has the meaning set forth in Section 2.02(b)(ii).

(mmm)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by a Governmental Authority.

(nnn)	“Ordinary Course of Business” means, with respect to any Person, the ordinary and usual course of normal day-to-day operations of the business of such Person consistent with past custom and practice; provided, however, that in no event shall any breach of Law or violation of any permits, approvals, licenses, permits, consents, authorizations, qualifications, orders and certificates from Governmental Authorities necessary to conduct the business of such Person be considered ordinary or usual course of normal day-to-day operations of the business of such Person.

(ooo)	“OTC Markets” has the meaning set forth in Section 5.01(e).

(ppp)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(qqq)	“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(rrr)	“Permitted Lien” means (i) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts (A) that are not delinquent; (B) that are not material to the business, operations, and financial condition of any Bridgelink Party so encumbered, either individually or in the aggregate; and (C) that not resulting from a breach, default, or violation any Bridgelink Party of any Contract or Law; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance to U.S. GAAP).

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(sss)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(ttt)	“PMSA” has the meaning set forth in Section 2.02(a).

(uuu)	“Reorganization” has the meaning set forth in Section 2.01(b).

(vvv)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(www)	“Rule 144” has the meaning set forth in Section 3.13(g).

(xxx)	“SEC Reports” has the meaning set forth in the introductory paragraph to Article IV.

(yyy)	“SEC” means the U.S. Securities and Exchange Commission.

(zzz)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aaaa)	“Solar Development Projects” has the meaning set forth in Section 2.01(a)(ii).

(bbbb)	“SPV” has the meaning set forth in Section 2.02(a).

(cccc)	“Standstill Period” has the meaning set forth in Section 6.03(b).

(dddd)	“Subsidiary” or “Subsidiaries” means one or more entities of which at least ten percent (10%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

(eeee)	“Supply Agreements” has the meaning set forth in Section 2.01(a)(i)(3).

(ffff)	“Tangible Personal Property” has the meaning set forth in Section 3.30.

(gggg)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any Liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax, or additional amount imposed with respect thereto.

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(hhhh)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(iiii)	“Termination Date” means April 24, 2024.

(jjjj)	“Third-Party Claim” has the meaning set forth in Section 8.03(a).

(kkkk)	“Tran Employment Agreement” has the meaning set forth in Section 2.02(b)(iii).

(llll)	“Tran Option Agreement” has the meaning set forth in Section 2.02(b)(iv).

(mmmm)	“Transaction Documents” means this Agreement, the Assignment, the PMSA, the Tran Employment Agreement, the Johnson Employment Agreement, the Tran Option Agreement, the Johnson Employment Agreement, and any other certificate, agreement, or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(nnnn)	“Transactions” means the transactions contemplated by the Transaction Documents.

(oooo)	“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

(pppp)	“Units” has the meaning set forth in Section 3.06(a).

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors, and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented, or modified from time-to-time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each mean “to, but excluding”; (xi) references herein to any Law or any license mean such Law or license, as amended, modified, codified, reenacted, supplemented, or superseded in whole or in part, and in effect from time-to-time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. The Transactions

Section 2.01 Reorganization.

(a)	The Parties acknowledge that, as of the Effective Date, Emergen has no material assets and no material operations. Following the Effective Date, the Bridgelink Parties shall undertake and perform such actions as required to transfer from Bridgelink to Emergen the following assets and operations prior to the Closing Date:

(i)	Certain rights to fully develop a portfolio of renewable energy development assets, which includes certain battery energy storage system (“BESS”) projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) located in the United States and further described in Exhibit A attached hereto along with certain term sheets and agreements with capital providers that Bridgelink has previously negotiated whether or not finalized (collectively, the “BESS Development Projects”). Each BESS Development Project shall consist of the following, to the extent it is available:

(1)	Documents that substantiate Emergen’s rights to own, lease, or otherwise acquire the right to use the real property where the BESS Development Projects will be located;

(2)	Construction and engineering plans and contracts to construct the physical facility that will operate the BESS;

(3)	Agreements that entitle Emergen to acquire the batteries and major system components necessary to operate each BESS Development Project (the “Supply Agreements”);

(4)	All permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each BESS Development Project; and

(5)	All other contracts related to the development and operation of each BESS Development Project.

(ii)	Certain rights to fully develop a portfolio of renewable energy development assets, which includes certain solar development projects with a cumulative capacity estimated at 3.840 GW located in the United States and further described in Exhibit B attached hereto along with certain term sheets and agreements with capital providers that Bridgelink has negotiated, whether or not finalized (collectively, the “Solar Development Projects”). Each Solar Development Project shall consist of the following, to the extent it is available:

(1)	Documents that substantiate Emergen’s rights to own, lease or otherwise acquire the right to use the real property where the Solar Development Projects will be located;

(2)	Construction and engineering plans and contracts to construct the physical facility that will operate the Solar Development Project;

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(3)	Agreements that entitle Emergen to acquire the solar development projects to operate each Solar Development Project;

(4)	All permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each Solar Development Project; and

(5)	All other contracts related to the development and operation of each Solar Development Project.

(b)	The actions as set forth in Section 2.01(a) are referred to collectively as the “Reorganization”. The Parties shall reasonably cooperate to complete the Reorganization as soon as reasonably practicable, provided that all expenses and costs related thereto shall, as between the Parties, be paid by the Bridgelink Parties. The Bridgelink Parties shall take into consideration the requests of Bitech with respect to the Reorganization, and the final structure of the Reorganization and all documentation related thereto shall be subject to the reasonable approval of Bitech, such approval not to be unreasonably withheld, conditioned or delayed.

(c)	Bitech holds certain rights or may obtain certain rights to fully develop a portfolio of renewable energy development assets, which are neither BESS Development Projects nor Solar Development Projects, located in the United States along with certain term sheets and agreements with capital providers negotiated, whether or not finalized (collectively, the “Other Development Projects”).

Section 2.02 Additional Agreements and Actions Prior to and at the Closing.

(a)	Prior to the Closing, Mr. Johnson shall form a special purpose vehicle entity (the “SPV”), and, at the Closing, Bitech and the SPV shall enter into the Project Management Services Agreement in the form as attached hereto as Exhibit C (the “PMSA”), pursuant to which Bitech and the SPV will agree as to certain matters related to the operations of certain assets of Bitech following the Closing.

(b)	At the Closing, Bitech and the Bitech Board shall undertake such actions as required to complete the following actions:

(i)	Bitech shall expand the size of the Bitech Board such that the Bitech Board is comprised of five persons, and thereafter to name to the Bitech Board, effective as of the Closing, two persons as named by Bitech, two persons as named by Bridgelink, and one person jointly selected by Bitech and Bridgelink, which person shall meet the requirements of being an “independent director” pursuant to the rules and regulations of the Nasdaq Stock Market.

(ii)	The Bitech Board shall name Benjamin Tran (“Mr. Tran”) as Chairman and interim Chief Executive Officer of the Bitech, and shall name Mr. Johnson as President of Bitech.

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(iii)	At the Closing, Bitech shall enter into an employment agreement with Mr. Tran in the form as attached hereto as Exhibit D-1 (the “Tran Employment Agreement”) and shall enter into an employment agreement with Mr. Johnson in the form as attached hereto as Exhibit D-2 (the “Johnson Employment Agreement” and, together with the Tran Employment Agreement, the “Employment Agreements”), with each such Employment Agreement having such additional terms and conditions as agreed to by the applicable parties thereto.

(iv)	At the Closing, Bitech shall grant to Mr. Tran an option to acquire twenty million (20,000,000) shares of Bitech Common Stock, vesting over five (5) years, pursuant to the option agreement in the form as attached hereto as Exhibit E-1 (the “Tran Option Agreement”), and shall grant to Mr. Johnson an option to acquire sixty eight million (68,000,000) shares of Bitech Common Stock, vesting over five (5) years, pursuant to the option agreement in the form as attached hereto as Exhibit E-2 (the “Johnson Option Agreement”).

Section 2.03 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, at the Closing, Bridgelink, which holds all of the Membership Interests, comprising one hundred percent (100%) of Emergen’s equity interests, shall sell, assign, transfer, and deliver to Bitech all of the Membership Interests, free and clear of all Liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description.

(b)	All of the Membership Interests shall be exchanged for a total of two hundred twenty-two million two hundred twenty-two thousand (222,222,000) shares of Bitech Common Stock (the “Exchange Shares”), which Exchange Shares shall be issued to Bridgelink at the Closing as the sole member of Emergen. The Exchange Shares shall be issued in book entry form and shall not be certificated.

(c)	The exchange as set forth in this Section 2.03, subject to the other terms and conditions herein, is referred to collectively herein as the “Exchange”.

(d)	At the Closing (as defined below) Bridgelink shall, on transfer of the Membership Interests to Bitech, be recorded in the stock ledger of Bitech as the owner of the Exchange Shares.

Section 2.04 Closing. The closing of the Transactions (the “Closing”) shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 5.01, Section 5.02 and Section 5.03, or at such other date, time, or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”), via the exchange of electronic documents and other items as required herein.

Section 2.05 Bridgelink Parties Deliverables at the Closing. At the Closing, the Bridgelink Parties, as applicable, shall deliver to Bitech the following:

(a)	Bridgelink shall deliver to Bitech a membership interest assignment in the form as attached hereto as Exhibit A (the “Assignment”), duly completed and executed by Bridgelink.

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(b)	Bridgelink shall deliver to Bitech a certificate of the Manager of Emergen, of Bridgelink and of Mr. Johnson, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 5.02(a), Section 5.02(b), and Section 5.02(c) have been satisfied and that the statements therein are true and correct;

(ii)	Attaching copies of the Emergen Organizational Documents, certified by the Delaware Secretary of State; and

(iii)	attaching a certificate of status issued by the Delaware Secretary of State for Emergen, dated as of a date within five (5) days of the Closing Date.

(c)	Mr. Johnson shall deliver to Bitech a copy of the PMSA, duly executed by an authorized officer of the SPV.

(d)	Emergen shall deliver to Bitech a copy of the Johnson Employment Agreement, and a copy of the Johnson Option Agreement, each duly executed by Mr. Johnson.

(e)	The Bridgelink Parties shall deliver to Bitech reasonable evidence that the Reorganization has been completed, together with all documents and instruments related thereto, duly executed and completed by the applicable parties thereto.

Section 2.06 Bitech Deliverables at the Closing. At the Closing, Bitech shall:

(a)	Record Bridgelink in the books and records of Bitech as the owners of the applicable Exchange Shares;

(b)	Deliver to Bridgelink a certificate of the Secretary of Bitech, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 5.03(a) and Section 5.03(b) have been satisfied and that the statements therein are true and correct; and

(ii)	attaching a certificate of status issued by the Delaware Secretary of State for Bitech, dated as of a date within five (5) days of the Closing Date.

(c)	Bitech shall deliver to Mr. Johnson a copy of the PMSA, duly executed by an authorized officer of Bitech.

(d)	Bitech shall deliver to Mr. Johnson a copy of the Johnson Employment Agreement and a copy of the Johnson Option Agreement, each duly executed by an authorized officer of Bitech.

Section 2.07 Additional Documents. At and following the Closing, each of the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.08 Conveyance Taxes. Each Bridgelink will pay all income, gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred by Bridgelink Party as a result of the Transactions.

Section 2.09 Transaction Document. The Parties acknowledge and agree that each of the Assignment, PMSA, the Johnson Employment Agreement, the Johnson Option Agreement, the Tran Employment Agreement and the Tran Option Agreement as attached to this Agreement as Exhibits are the final, agreed forms of such documents and agreements, and such documents and agreements shall be the versions that are executed and delivered as and when required by this Agreement, and any modifications to the forms of any of the Assignment, PMSA, the Johnson Employment Agreement, the Johnson Option Agreement, the Tran Employment Agreement and the Tran Option Agreement as attached to this Agreement (other than minor completion items such as insertion of the signing date and completion of notice addresses) shall require the prior written consent of all of the Parties.

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Article III. Representations and Warranties of the Bridgelink Parties

As an inducement to, and to obtain the reliance of Bitech, except as otherwise specifically set forth in the disclosure schedules of the Bridgelink Parties delivered to Bitech on the Effective Date (“Disclosure Schedules”), the Bridgelink Parties, jointly and severally, represent and warrant to Bitech, as of the Effective Date and as of the Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date as follows:

Section 3.01 Existence and Power.

(a)	Emergen is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. Emergen has delivered to Bitech complete and correct copies of the Certificate of Formation and the Limited Liability Company Operating Agreement of the Emergen, and the other organizational documents and the minute books of Emergen as in effect on the Effective Date (the “Emergen Organizational Documents”). Emergen has full limited liability company power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

(b)	Bridgelink is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

(c)	Mr. Johnson is a natural person and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on his business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease his properties and assets.

Section 3.02 Due Authorization.

(a)	The execution, delivery, and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Emergen Organizational Documents. Emergen has taken all actions required by Law, the Emergen Organizational Documents or otherwise to authorize the execution, delivery, and performance of this Agreement and to consummate the Transactions.

(b)	The execution, delivery, and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Certificate of Formation or any limited liability company operating agreement or other organizational document of Bridgelink, and Bridgelink has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery, and performance of this Agreement and to consummate the Transactions.

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(c)	The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Certificate of Formation or any limited liability company operating agreement or other organizational document of C&C, and C&C has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery, and performance of this Agreement and to consummate the Transactions.

(d)	Mr. Johnson has taken all actions required by Law or otherwise to authorize the execution, delivery, and performance of this Agreement and to consummate the Transactions.

(e)	Other than as specifically contemplated herein, neither the execution, delivery nor performance by any of the Bridgelink Parties of any of the Transaction Documents to which any of them are a party requires any consent, approval, license, or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by each Bridgelink Party in connection herewith constitute the valid and binding obligations of each Bridgelink Party, as applicable, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 No Conflict With Other Instruments. None of the execution, delivery or performance by any Bridgelink Party of this Agreement or any other Transaction Document to which it is a party does or will (a) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any Bridgelink Party; (b) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of any Bridgelink Party or require any payment or reimbursement or to a loss of any material benefit relating to the business of any Bridgelink Party are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon any Bridgelink Party or by which any of the assets of any Bridgelink Party is or may be bound or any Permit; (c) result in the creation or imposition of any Lien on any of the Membership Interests; (d) cause a loss of any material benefit relating to the business of any Bridgelink Party or any of the assets to which any Bridgelink Party are entitled under any provision of any Permit or Contract binding upon any Bridgelink Party; or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the assets to be held by Emergen as of the Closing, in the cases of (a) to (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any Bridgelink Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

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Section 3.06 Authorized Capital.

(a)	The authorized capital and equity interests of Emergen consist of one hundred (100) units of membership interests of Emergen (the “Units”), of which one hundred (100) Units are issued and outstanding, and which comprise one hundred percent (100%) of the membership interests of Emergen. All of the Membership Interests are held by Bridgelink.

(b)	Emergen has no Derivatives or commitments to issue any Equity Securities of Emergen or Derivatives, and there are no outstanding securities convertible or exercisable into or exchangeable for Membership Interests or any other Equity Security of Emergen.

(c)	Other than the Emergen Organizational Documents, there is no voting trust, agreement, or arrangement among any of the beneficial holders of Membership Interests affecting the nomination or election of managers, directors, or officers of Emergen or the exercise of the voting rights of Membership Interests.

(d)	The offer, issuance, and sale of such shares of Membership Interests were (a) exempt from the registration and prospectus delivery requirements of the Securities Act; (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws; and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of Membership Interests are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 3.07 Validity of Interests. The Membership Interests to be delivered at the Closing shall be duly and validly issued, fully paid, and non-assessable and free and clear of any Liens.

Section 3.08 Title to and Issuance of the Membership Interests. Bridgelink is, and on the Closing Date will be, the record and beneficial owner and holder of the Membership Interests, free and clear of all Liens. None of the Membership Interests is subject to pre-emptive or similar rights, either pursuant to any Emergen Organizational Document, requirement of Law, or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any Membership Interests or other interests in Emergen from Bridgelink. If Bridgelink is an entity, the governing or managing body or persons of Bridgelink has authorized the execution and delivery of this Agreement by Bridgelink and has approved this Agreement and the Transactions.

Section 3.09 Charter Documents. Section 3.09 of the Disclosure Schedules included true and correct copies of the Emergen Organizational Documents, and such copies are each true and complete copies of such instruments, as amended and in effect on the Effective Date. No Bridgelink Party has taken any action in violation or derogation of its organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10 Corporate Records. All proceedings of the manager and members of Emergen occurring since its formation, are maintained in the Ordinary Course of Business. The register of members or the equivalent documents of Emergen are complete and accurate. The register of members or the equivalent documents and minute book records of Emergen relating to all issuances and transfers of Equity Securities by Emergen, and all proceedings of the manager and members of Emergen, have been made available to Bitech, and are true, correct, and complete copies of the original register of members or the equivalent documents and minute book records of Emergen.

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Section 3.11 Assumed Names. Section 3.11 of the Disclosure Schedules is a complete and correct list of all assumed or “doing business as” names currently or, within two (2) years prior to the Effective Date used by Emergen or Bridgelink, including names on any websites. Neither Emergen nor Bridgelink has used any assumed or “doing business as” name other than the names listed in Section 3.11 of the Disclosure Schedules to conduct the Business.

Section 3.12 Subsidiaries. Emergen has no Subsidiaries and does not own any Equity Securities of any other Person.

Section 3.13 Investment Representations.

(a)	Investment Purpose. Bridgelink understands and agrees that the consummation of the Transactions including the delivery of the Exchange Shares to Bridgelink in exchange for the Membership Interests held by Bridgelink as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired by Bridgelink are being acquired by Bridgelink for Bridgelink’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Bridgelink and each member of Bridgelink is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)	Information. Bridgelink has been furnished with all documents and materials relating to the business, finances, and operations of Bitech and its subsidiaries and information that Bridgelink requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(d)	Reliance on Exemptions. Bridgelink understands that the Exchange Shares are being offered and sold to Bridgelink in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Bitech is relying upon the truth and accuracy of, and Bridgelink’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of Bridgelink set forth herein in order to determine the availability of such exemptions and the eligibility of Bridgelink to acquire the Exchange Shares.

(e)	Information. Bridgelink and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of Bitech and materials relating to the offer and sale of the Exchange Shares which have been requested by Bridgelink or its advisors and which Bridgelink has deemed material to making an informed decision regarding this Agreement and the underlying transactions. Bridgelink has reviewed all of Bitech’s SEC Reports. Bridgelink and its advisors, if any, have been afforded the opportunity to ask questions of Bitech. Bridgelink understands that its investment in the Exchange Shares involves a significant degree of risk. Bridgelink is not aware of any facts that may constitute a breach of any of Bitech’s representations and warranties made herein.

(f)	Governmental Review. Bridgelink understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

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(g)	Transfer or Resale. Bridgelink understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act; (b) Bridgelink shall have delivered to Bitech, at the cost of Bridgelink, an opinion of counsel that shall be in form, substance, and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Bitech; (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Bridgelink who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.13 and who is an Accredited Investor; (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Bridgelink shall have delivered to Bitech, at the cost of Bridgelink, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Bitech; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Bitech nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(h)	Legends. Bridgelink understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(i)	Removal. The legend(s) referenced in Section 3.13(h) shall be removed and Bitech shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold; or (b) such holder provides Bitech with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by Bitech so that the sale or transfer is effected. Bridgelink agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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Section 3.14 Liabilities. Section 3.14 of the Disclosure Schedules sets forth (i) a true, correct, and complete list of all outstanding loans, lines of credit and other indebtedness incurred by Emergen, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by Emergen, the repayment obligations for which are secured by any of Emergen’s assets; (ii) with respect to each loan described in the foregoing clause, the remaining amounts due thereunder as of the Effective Date; and (iii) any other Liabilities of Emergen.

Section 3.15 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the Knowledge of Bridgelink, threatened by or against Emergen or affecting Emergen or its properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of Bridgelink, there is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 3.16 Contracts.

(a)	Section 3.16(a) of the Disclosure Schedules lists all material Contracts, including those related to the BESS Development Projects, the Solar Development Project and the Other Development Projects, oral or written (collectively, the “Material Contracts”) to which Emergen is a party or to which Emergen will be a party following the Reorganization and which are currently in effect or which will be in effect as of the Closing, and which constitute the following:

(i)	all Contracts that require annual payments or expenses by, or annual payments or income to, Emergen of ten thousand and 00/100 dollars ($10,000.00) or more (other than standard purchase and sale orders entered into in the Ordinary Course of Business);

(ii)	all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by Emergen in excess of ten thousand and 00/100 dollars ($10,000.00) annually;

(iii)	all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of Emergen or other Person, under which Emergen (A) has continuing obligations for payment of annual compensation of at least ten thousand and 00/100 dollars ($10,000.00) (other than oral arrangements for at-will employment); (B) has material severance or post termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of Emergen;

(iv)	all Contracts creating a material joint venture, strategic alliance, limited liability company and partnership agreements to which Emergen is a party;

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(v)	all Contracts relating to any material acquisitions or dispositions of assets by Emergen in excess of ten thousand and 00/100 dollars ($10,000.00);

(vi)	all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the Ordinary Course of Business;

(vii)	all Contracts relating to material secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of Emergen to compete in any line of business or with any Person or in any geographic area;

(viii)	all Contracts relating to material patents, trademarks, service marks, trade names, brands, copyrights, trade secrets, and other material Intellectual Property rights of Emergen;

(ix)	all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by Emergen, including all ongoing agreements for repair, warranty, maintenance, service, indemnification, or similar obligations;

(x)	all Contracts with any member of Emergen to which Bridgelink Party or any present or former member or shareholder or manager of any Bridgelink Party is a party and which contract involves payments to any party thereto in excess of ten thousand and 00/100 dollars ($10,000.00) in any year;

(xi)	all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which Emergen holds a leasehold interest;

(xii)	all Contracts relating to outstanding indebtedness or Liabilities, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding ten thousand and 00/100 dollars ($10,000.00);

(xiii)	any Contract relating to the voting or control of the equity interests of Emergen or the election of managers or directors of Emergen (other than the Emergen Organizational Documents);

(xiv)	any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents;

(xv)	any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of Emergen will be increased or accelerated by the consummation of the Transactions or the amount or value thereof will be calculated on the basis of any of the Transactions;

(xvi)	all contracts required for the operation and transfer of the assets as referenced in Section 2.01(a) or otherwise referenced in Section 2.01(a).

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(b)	Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen or set forth in Section 3.16(b) of the Disclosure Schedules, (i) each Material Contract is a valid and binding agreement, except as such enforceability may be limited by the Enforceability Exceptions, and is in full force and effect, and neither any member of Emergen nor, to the Knowledge of Bridgelink, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract; (ii) no member of Emergen has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of Emergen’s assets; (iii) no Contract (A) requires any member of Emergen to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the business or require any payments by or with respect to Bitech or any of its Affiliates. Bridgelink has previously provided to Bitech true and correct fully executed copies of each written Material Contract.

(c)	Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen, none of the execution, delivery or performance by any Bridgelink Party of any Transaction Document or the consummation by any Bridgelink Party of the Transactions constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of any Bridgelink Party or to a loss of any material benefit to which Emergen is entitled under any provision of any Material Contract.

(d)	Except would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen, Emergen is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments, or agreements evidencing any Indebtedness.

(e)	Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen, each of the transactions between Emergen and any shareholder, officer, employee, member or director of any member of Emergen or any Affiliate of any such Person (if any) entered into or occurring prior to the Closing (i) is arms-length transaction with fair market price, or (ii) is a transaction duly approved by the Manager of Emergen in accordance with the Emergen Organizational Documents.

Section 3.17 Licenses and Permits. Section 3.17 of the Disclosure Schedules correctly lists each material Permits held by Emergen or which will be held by Emergen as of the Closing (the “Emergen Permits”). Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen or set forth in Section 3.17 of the Disclosure Schedules, such Emergen Permits are valid and in full force and effect, and none of the Emergen Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the Transactions. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen, Emergen has all Permits necessary to operate its business as contemplated to be comprised as of the Closing.

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Section 3.18 Financial Statements.

(a)	Section 3.18 of the Disclosure Schedules includes the audited consolidated financial statements of Bridgelink as of and for the fiscal years ended December 31, 2023 and 2022, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates, audited in accordance with the requirements of the Public Company Accounting Oversight Board (collectively, the “Financial Statements”).

(b)	The Financial Statements are complete and accurate and fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the financial position of Bridgelink as of the dates thereof and the results of operations of Bridgelink for the periods reflected therein. The Financial Statements (i) were prepared from the books and records of Bridgelink; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of Bridgelink’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to Bridgelink with respect to the periods then ended.

(c)	Except as specifically disclosed, reflected or fully reserved against on the Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the Ordinary Course of Business since January 1, 2023, there are no material liabilities, debts, or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Bridgelink. All material debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the Financial Statements are included therein.

(d)	The Financial Statements accurately reflect in all material respects the outstanding Indebtedness of Bridgelink as of the date thereof. Except as set forth in Section 3.18 of the Disclosure Schedules, Bridgelink does not have any material Indebtedness.

Section 3.19 Accounts Receivable and Payable; Loans.

(a)	To the Knowledge of Bridgelink, all accounts receivables and notes of Bridgelink reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by Bridgelink in the Ordinary Course of Business. To the Knowledge of Bridgelink, the accounts payable of Bridgelink reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the Ordinary Course of Business of Bridgelink.

(b)	To the Knowledge of Bridgelink, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect on Emergen or on Bridgelink. To the Knowledge of Bridgelink, except as set forth in Section 3.19(b) of the Disclosure Schedules, all accounts, receivables, or notes are good and collectible in the Ordinary Course of Business.

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(c)	The information set forth in Section 3.19(c) of the Disclosure Schedules separately identifies any and all accounts receivables or notes of Bridgelink which are owed by any Affiliate of Bridgelink as of January 1, 2023. Except as set forth in Section 3.19(c) of the Disclosure Schedules, Bridgelink is not indebted to any of its Affiliates and no Affiliates are indebted to Bridgelink or to Emergen.

Section 3.20 Pre-payments. Neither Bridgelink nor Emergen has received any payments with respect to any services to be rendered or goods to be provided after the Closing.

Section 3.21 Employees. Emergen has no employees as of the Effective Date and shall have no employees as of the Closing, other than as may be agreed by Bitech.

Section 3.22 Withholding. Except as disclosed in Section 3.22 of the Disclosure Schedules, all obligations of Emergen applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by Emergen to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the Effective Date have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen. Except as disclosed in Section 3.22 of the Disclosure Schedules, all reasonably anticipated obligations of Emergen with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the Ordinary Course of Business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses, and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the Effective Date have been or will be paid by Emergen prior to the Closing Date.

Section 3.23 Real Property.

(a)	Section 3.23(a) of the Disclosure Schedules sets forth all the Real Property owned by Bridgelink or Emergen as of the Effective Date.

(b)	Section 3.23(b) of the Disclosure Schedules sets forth all the Real Property that will be owned by Emergen as of the Closing Date.

(c)	Section 3.23(c) of the Disclosure Schedules sets forth all the Real Property leased by Bridgelink or Emergen as of the Effective Date.

(d)	Section 3.23(d) of the Disclosure Schedules sets forth all the Real Property that will be leased by Emergen as of the Closing Date.

(e)	With respect to each lease or other Contract for the lease of any Real Property (each, a “Lease”): (i) each Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by Bridgelink or Emergen; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi), other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen. Bridgelink or Emergen, as applicable, holds the leasehold estate on the Lease free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located.

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(f)	As of the Closing, Emergen will have good and marketable title in fee simple to all Real Property owned by it, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Emergen and Liens for the payment of federal, state or other Taxes, the payment of which is neither delinquent nor subject to penalties.

Section 3.24 Environmental Laws.

(a)	None of the Bridgelink Parties has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of Bridgelink or Emergen, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on Emergen.

(b)	To the Knowledge of Bridgelink, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by Bridgelink or Emergen such as could give rise to any material liability or corrective or remedial obligation of Emergen under any Environmental Laws.

Section 3.25 Compliance with Laws.

(a)	Each of Bridgelink and Emergen has complied in all material respects, and are now complying in all material respects, with all Laws applicable to it or its business, properties or assets. All prior issuances of securities of Emergen have been either registered under the Securities Act, or exempt from registration.

(b)	All material Permits required for Bridgelink and Emergen to conduct their respective business have been obtained by Bridgelink or Emergen, as applicable, and are valid and in full force and effect, except as would reasonably be expected to result in a Material Adverse Effect on Emergen. All fees and charges with respect to such Permits have been paid in full. To the Knowledge of Bridgelink, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit material to the operations of Bridgelink or Emergen. No Bridgelink Party has received any notice of proceedings relating to the revocation or modification of any such Permit.

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(c)	Neither Emergen nor Emergen is, and neither has been, and the past and present officers, members, managers and affiliates of Emergen or Bridgelink are not and have not, been the subject of, nor does any officer, member, manager or affiliate of Bridgelink or Emergen have any reason to believe that Bridgelink or Emergen or any of their respective officers, members, managers or Affiliates will be the subject of (i) any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of Laws, or (ii) any civil, criminal or administrative investigation or proceeding brought by any federal or state agency.

Section 3.26 General Compliance. To the Knowledge of Bridgelink, each of Bridgelink and Emergen is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by Bridgelink or Emergen under), nor has Bridgelink or Emergen received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority; or (iii) or has not been, in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local Laws relating to Taxes, registration as a charitable organization, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 3.27 Contracts.

(a)	Section 3.27 of the Disclosure Schedules contains a list of all contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Emergen is a party as of the Effective Date or will be a party as of the Closing Date or by which it or any of its assets, products, technology, or properties are bound as of the Effective Date or the Closing Date. In the case of oral agreements, of the Disclosure Schedules contains a description thereof.

(b)	All Contracts, agreements, franchises, license agreements, and other commitments to which Emergen is a party as of the Effective Date or will be a party as of the Closing Date, or by which its properties are bound or will be bound and which are or which will be material to the operations of Emergen taken as a whole as of the Effective Date or as of the Closing Date are valid and enforceable by Emergen in all respects, except as limited by the Enforceability Exceptions; and

(c)	Except as included or described in of the Disclosure Schedules, Emergen is not as of the Effective Date, and will not be as of the Closing Date, a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or manager of Emergen, which, in each case cannot be terminated by Emergen on notice of no more than thirty (30) days at a cost of no more than five thousand and 00/100 ($5,000.00).

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Section 3.28 Bank Accounts; Power of Attorney. Section 3.28 of the Disclosure Schedules sets forth a true and complete list of (i) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by or Emergen within the past twelve (12) months, the account numbers thereof, and all Persons authorized to sign or act on behalf of Emergen; (ii) all safe deposit boxes and other similar custodial arrangements maintained by Emergen within the past twelve (12) months; (iii) the check ledger for the last twelve (12) months, and (iv) the names of all Persons holding powers of attorney from Emergen or who are otherwise authorized to act on behalf of Emergen with respect to any matter, other than its officers and managers, and a summary of the terms of such powers or authorizations.

Section 3.29 Intellectual Property. The representations and warranties in this Section 3.29 are given as of the completion of the Restructuring and as of the Closing Date.

(a)	Emergen owns or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights necessary and all other Intellectual Property and technology to conduct its businesses as now conducted.

(b)	None of Emergen’s material Intellectual Property has expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. To the Knowledge of Bridgelink there is no infringement by Emergen of any material Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Knowledge of Bridgelink, being threatened against, Emergen regarding the infringement of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(c)	Without limiting the generality of the foregoing, Emergen has entered into binding (except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions), written agreements with every current and former employee of Emergen, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Emergen any ownership interest and right they may have in Intellectual Property owned by Emergen; and (ii) acknowledge Emergen’s exclusive ownership of all Intellectual Property owned by Emergen. Emergen has provided Bitech with true and complete copies of all such agreements. To the Knowledge of Bridgelink, Emergen is in material compliance with all legal requirements applicable to Intellectual Property owned by Emergen and Emergen’s ownership and use thereof.

(d)	All required filings and fees related to the Intellectual Property owned by Emergen that are either subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, the “Intellectual Property Registrations”) have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Emergen has provided Bitech with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(e)	Emergen has taken all reasonable measures to protect and preserve its rights in Intellectual Property owned by Emergen and the confidentiality of all trade secrets owned, exploited, held for exploitation, appropriated, or otherwise obtained or possessed by Emergen.

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Section 3.30 Condition and Sufficiency of Assets. Except for ordinary wear and tear, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Emergen following the completion of the Restructuring and as of the Closing Date (the “Tangible Personal Property”) are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property currently owned or leased by Emergen following the completion of the Restructuring and as of the Closing Date, together with all other properties and assets of Emergen following the completion of the Restructuring and as of the Closing Date, are sufficient for the conduct of Emergen’s business as conducted as of the Closing and constitute all of the rights, property, and assets necessary to conduct the business of Emergen as conducted as of the Closing.

Section 3.31 Properties; Title to Emergen’s Assets. The representations and warranties in this Section 3.31 are given as of the completion of the Restructuring and as of the Closing Date.

(a)	Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen, the material items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of Emergen.

(b)	Emergen has good, valid and marketable title in and to, or in the case of the Leases as set forth in Section 3.23(d) of the Disclosure Schedules and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen. No such asset is subject to any Liens other than Permitted Liens. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Emergen, Emergen’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for Emergen to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

Section 3.32 Accounts Receivable. The accounts receivable reflected on the books and records of Emergen and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by Emergen involving the sale of goods or the rendering of services in the Ordinary Course of Business; (b) constitute only valid, undisputed claims of Emergen not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business; and (c) are collectible in full within ninety (90) calendar days after billing.

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Section 3.33 Certain Business Practices. None of Bridgelink, Emergen, any director, officer, agent, manager or employee of Bridgelink or Emergen, in their capacities as such, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. None of Bridgelink, Emergen, any; director, officer, agent, manager or employee of Bridgelink or Emergen, in their capacities as such, (nor any Person acting on behalf of any of the foregoing) has, since September 2015, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Emergen or assist Emergen in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Material Adverse Effect on Emergen, or which, if not continued in the future, could reasonably be expected to adversely affect the business of Emergen that could reasonably be expected to subject Emergen to suit or penalty in any private or governmental litigation or proceeding.

Section 3.34 Tax Matters.

(a)	Emergen is a single member limited liability company, and, therefore, is disregarded for federal income tax purposes.

(b)	Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any of C&C, Bridgelink or Emergen, (i) C&C has reported or caused the reporting of all federal and state income tax taxable attributes of each of itself, Bridgelink and Emergen on Tax Returns which are required to be filed respect to federal and state income tax taxable attributes arising in respect of the said entities, and has paid all Taxes which have become due in respect of the said taxable attributes of said entities, if any; (ii) all such Tax Returns are true, correct, complete and accurate and disclose all Taxes required to be paid; (iii) all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending, proposed in writing or threatened with respect to Taxes attributable to its own taxable attributes or the taxable attributes of Bridgelink or Emergen or for which a Lien may be imposed upon any of its own assets or the assets of Bridgelink or Emergen; (v) no statute of limitations in respect of the assessment or collection of any Taxes attributable to its own federal or state taxable attributes, or those of Bridgelink or Emergen for which a Lien may be imposed on any of said parties’ assets has been waived or extended, which waiver or extension is in effect, except for any automatic extensions of time to file Tax Returns obtained in the Ordinary Course of Business; (vi) C&C has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes attributable to its own taxable attributes and to those of Bridgelink and Emergen in all material respects and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including federal and state income, social, security and other payroll Taxes) required to be withheld or collected in respect of its own taxable attributes, as well as those of Bridgelink and Emergen; (vii) to the Knowledge of C&C as regarding itself, Bridgelink and Emergen, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities of Emergen to Bitech pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (viii) none of the assets of Bridgelink which are to be transferred to Emergen in the Reorganization is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (ix) there is no Lien (other than Permitted Liens) for Taxes upon any of its own assets or those of Bridgelink, or Emergen as of the Effective Date and there will be no Lien (other than Permitted Liens) for Taxes upon any of its own assets or those of Bridgelink, or Emergen as of the Closing Date; (x) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to itself, Bridgelink, or Emergen; (xi) except as set forth in Section 3.34 of the Disclosure Schedules, no claim has been made by a Taxing Authority in a jurisdiction in which C&C has not paid or caused the payment of any tax or has not filed or caused the filing of any Tax Returns in respect of its own taxable attributes or those of Bridgelink, or Emergen, asserting that it, or Bridgelink, or Emergen, is or may be subject to Tax in any such jurisdiction; (xii) there is no outstanding power of attorney from C&C with respect to itself, or with respect to Bridgelink, or Emergen, authorizing anyone to act with respect to any of said entities in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return with respect to the taxable attributes of Bridgelink, or Emergen; (xiii) C&C is not now nor has it ever been a party to any Tax sharing or Tax allocation Contract respective to its own taxable attributes or those of Bridgelink, or Emergen, other than any customary commercial contract the principal subject of which is not Taxes; and (xiii) none of C&C, Bridgelink, or Emergen is currently, and none has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return of C&C with respect to its own taxable attributes and those of Bridgelink, and Emergen.

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(c)	The unpaid Taxes attributable to its own taxable attributes and those of Bridgelink, and Emergen for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed any reserve for Tax liability (other than any reserve for deferred Taxes as may have been established to reflect timing differences between book and Tax income) set forth on the Financial Statements; and (ii) will not exceed any such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of C&C as regards itself, Bridgelink, and Emergen in filing its Tax Return.

(d)	No claim has been made by any taxing authority in any jurisdiction where C&C does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(e)	As of the Closing Date, there are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of C&C, Bridgelink, or Emergen.

(f)	None of C&C, Bridgelink or Emergen is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement. None of C&C, Bridgelink, or Emergen is a party to, or bound by, any closing agreement or offer in compromise with any taxing authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to and of C&C, Bridgelink, or Emergen.

(g)	Other than as it would relate to the inclusion of the applicable of their respective taxable attributes in the Tax Return of C&C, neither Bridgelink nor Emergen is nor have either been a member of any other affiliated, combined, consolidated or unitary Tax group for Tax purposes. None of C&C, Bridgelink, or Emergen has any Liability for Taxes of any Person (except with respect to C&C, with respect to its own taxable attributes and those of Bridgelink and Emergen~~)~~ under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise. C&C has not agreed to make, nor has there been any requirement to make, in respect of itself, Bridgelink, or Emergen, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. C&C has not taken any action respect to itself, Bridgelink or Emergen that could defer a Liability for Taxes in respect of itself, Bridgelink or Emergen from any period prior to the Closing to any period following the Closing.

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(h)	None of C&C, Emergen, or Bridgelink is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. None of C&C, Bridgelink, or Emergen is and has never been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code. None of C&C, Bridgelink, or Emergen has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. None of C&C, Bridgelink, or Emergen is or has been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of any of C&C, Bridgelink, or Emergen under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(i)	None of C&C, Bridgelink, or Emergen have entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. None of C&C, Bridgelink, or Emergen has transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(j)	None of the assets of C&C, Bridgelink, or Emergen is property that any of them, respectively, is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

Section 3.35 Insurance. As of the Closing Date, Emergen will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Emergen believes to be prudent and customary in the businesses in which Emergen is engaged. Emergen has not been refused any insurance coverage sought or applied for, and Emergen has no reason to believe that it will not be able to renew any existing insurance coverage as of the Closing Date as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of Emergen, taken as a whole.

Section 3.36 Controls. Emergen maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between Emergen and an unconsolidated or other off balance sheet entity that is not disclosed by Emergen in its financial statements or otherwise that would be reasonably likely to have a Material Adverse Effect on Emergen.

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Section 3.37 Transactions with Affiliates. None of the officers or directors of Emergen and, to the Knowledge of Bridgelink, none of the employees of Emergen, is presently a party to any transaction with Emergen (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Bridgelink, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) one hundred twenty thousand and 00/100 dollars ($120,000.00) or (ii) one percent (1%) of the average of Emergen’s total assets at year-end for the last two completed fiscal years, other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of Emergen; and (iii) other employee benefits, including stock option agreements under any stock option plan of Emergen.

Section 3.38 Foreign Corrupt Practices. Neither Emergen, nor, to the Knowledge of Bridgelink, any agent or other Person acting on behalf of Emergen, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by Emergen (or made by any Person acting on its behalf of which Emergen is aware) which is in violation of Law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.39 Money Laundering Laws. The operations of Emergen are and have been conducted at all times in compliance with applicable money laundering Laws in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Emergen with respect to such Laws is pending or, to the Knowledge of Bridgelink, threatened. Emergen is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.40 Illegal or Unauthorized Payments; Political Contributions. Neither Emergen nor, to the Knowledge of Bridgelink, any of the officers, directors, employees, agents or other representatives of Bridgelink or Emergen or any other business entity or enterprise with which Bridgelink or Emergen is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of Bridgelink or Emergen.

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Section 3.41 No Disqualification Events. None of Bridgelink, Emergen, any of their predecessors, any affiliated issuer, any director, executive officer, other officer of Bridgelink or Emergen, any beneficial owner of twenty percent (20%) or more of Bridgelink or Emergen’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Bridgelink or Emergen in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Emergen has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 3.42 Approval of Agreement. The Manager of Emergen and Bridgelink as the sole member of Emergen have each authorized the execution and delivery of this Agreement by Emergen and have approved this Agreement and the Transactions.

Section 3.43 Disclosure. All disclosure provided to Bitech regarding Emergen, its business and Transactions, including the Disclosure Schedules, furnished by or on behalf of Emergen with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that such information shall not be deemed to amend or modify the representations and warranties of the Bridgelink Parties as set forth herein unless specifically so provided herein.

Section 3.44 No Brokers. No Bridgelink Party has retained any broker or finder in connection with any of the Transactions, and no Bridgelink Party not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of Bitech

As an inducement to, and to obtain the reliance of Emergen and Bridgelink, Bitech represents and warrants to Emergen and Bridgelink, as of the Effective Date and as of the Closing Date except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, and other than as set forth in the reports and filings made by Bitech with the SEC pursuant to the Securities Act or the Exchange Act (the “SEC Reports”), as follows:

Section 4.01 Corporate Existence and Power. Bitech is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of Bitech as in effect on the Effective Date (the “Bitech Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Bitech Organizational Documents. Bitech has taken all action required by Law, Bitech Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and Bitech has full power, authority, and legal right and has taken all action required by Law, Bitech Organizational Documents or otherwise to consummate the Transactions.

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Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Bitech Organizational Documents. Bitech has taken all actions required by Law, Bitech Organizational Documents, or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by Bitech in connection herewith constitute the valid and binding obligations of Bitech, enforceable in accordance with its or their terms, except as may be limited the Enforceability Exceptions.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by Bitech and the consummation of the Transactions by Bitech will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Bitech is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Bitech requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.06 Authorized Shares and Capital. The authorized capital stock and the issued and outstanding capital stock of Bitech is as set forth in the SEC Reports.

Section 4.07 Validity of Shares. The Exchange Shares to be delivered at the Closing shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens other than any Liens imposed by Bitech’s Certificate of Incorporation, Bylaws, other organizational documents, or as imposed by applicable Laws.

Section 4.08 Approval of Agreement. The Bitech Board has authorized the execution and delivery of this Agreement by Bitech and has approved this Agreement and the Transactions.

Section 4.09 No Brokers. Bitech has not retained any broker or finder in connection with any of the Transactions, and Bitech has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article V. Conditions to the Closing

Section 5.01 Conditions to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition or prohibition on the consummation of the Closing.

(b)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(c)	The Parties shall have received all necessary approvals from all required Governmental Authorities to consummate the Transactions.

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(d)	All other regulatory, third person and other approvals, consents, waivers, orders, exemptions, agreements and all amendments and modifications to agreements, indentures, and arrangements which the Parties shall consider necessary in order to consummate the Transactions shall have been obtained in form reasonably satisfactory to the Parties.

(e)	At the Closing Date, Bitech shall be current on all of its filings with the OTC Markets Group, Inc. OTCQB tier (the “OTC Markets”), including, but not limited to the filing of an Annual Report for the period ended December 31, 2023 and the annual Attorney Letter for the period ended December 31, 2023, none of which filings shall contain a material misstatement or omission, and which shall be compliant in all material respects with the OTC Markets rules and regulations.

(f)	At the Closing Date, all of Bitech’s SEC Reports for the two (2) years preceding the Closing Date shall have been filed on a timely basis or Bitech shall have received a valid extension of such time of filing and shall have filed any such SEC Reports prior to the expiration of any such extension.

(g)	Emergen and Bitech shall have filed all required franchise tax reports and federal income tax returns for the period ended December 31, 2023.

(h)	The Bitech Common Stock shall be a participant in the Depository Trust Company Fast Automated Securities Transfer Program DTC eligible.

(i)	The Bitech Common Stock shall be quoted on the OTCQB tier of the OTC Markets and there shall have been no notice of delisting or threat thereof with respect to the Bitech Common Stock. Bitech shall have paid all applicable OTC Market fees.

(j)	The Bitech Board shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

Section 5.02 Conditions to the Obligations of Bitech. The obligations of Bitech to consummate the Closing are subject to the satisfaction (or waiver by Bitech), at or before the Closing Date, of the following conditions:

(a)	The representations and warranties made by the Bridgelink Parties in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 3.06, Section 3.07, Section 3.08 and Section 3.13, which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(b)	Each of the Bridgelink Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Bridgelink Parties prior to or at the Closing;

(c)	There shall have occurred no Material Adverse Effect with respect to Emergen between the Effective Date and the Closing Date.

(d)	As of the Closing Date, Emergen shall have no Liens of encumbrances on the BESS Development Projects.

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(e)	The Reorganization shall have been completed, to the reasonable approval of Bitech. Bitech shall have completed its due diligence review and examination of Emergen and the Due Diligence Materials (as defined below) to its satisfaction in its sole discretion.

Section 5.03 Condition to the Obligations of the Bridgelink Parties. The obligations of the Bridgelink Parties to consummate the Closing are subject to the satisfaction (or waiver by Bridgelink), at or before the Closing Date, of the following conditions:

(a)	The representations and warranties made by Bitech in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement; and

(b)	Bitech shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Bitech prior to or at the Closing.

Article VI. Additional Covenants of the Parties

Section 6.01 Required Financial Statements. In the event that the Closing occurs, Bridgelink covenants and agrees that, within 70 days of the Closing Date, Bridgelink shall provide to Bitech audited financial statements for Emergen and related auditor reports thereon from a Public Company Accounting Oversight Board-registered auditor, which consents to the inclusion of its statements in SEC public filings, for each of the two (2) most recently ended fiscal years and any other period audited or unaudited but reviewed financials are required to be included in the SEC Reports following the Closing pursuant to applicable Law, and unaudited statements for any other required interim periods.

Section 6.02 Due Diligence Period. Between Effective Date and the Termination Date (the “Due Diligence Period”) each of the Parties shall use commercially reasonable efforts to promptly provide the other Parties or its respective Representatives with any information in its possession or control relating to it and its subsidiaries, subject to confidentiality obligations, attorney client privilege and applicable Laws, so that the other Party may complete its due diligence investigations in connection with the Transactions (the “Due Diligence Materials”). The Due Diligence Materials to be provided by Bridgelink shall include, but not be limited to all documents, records, and data pertinent to the Development Projects and related agreements, any of the documents, information, or materials provided to or by KeyBanc Capital Markets (“KeyBanc”) in connection with the preparation of any estimates or valuations of the Development Projects and access to KeyBanc representatives relating thereto, the books and records of Bridgelink, material contracts related to the Development Projects; real and personal properties; pending, threatened and contemplated legal proceedings; employees; assets and liabilities, including contingencies and commitments; and other information reasonably requested by Bitech. In the event that Bitech, at any time during the Due Diligence Period, determines that its due diligence review of the Bridgelink Parties is not satisfactory to Bitech for a commercially reasonably reason, Bitech shall have the right to terminate this Agreement upon notice to Bridgelink.

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Section 6.03 Confidentiality.

(a)	In connection with the transactions contemplated herein, each Party will be providing the Due Diligence Materials to the other as provided for in Section 6.02. As a condition to the furnishing of such information, each Party, as the receiving Party of such information of each of the other Parties as the disclosing Party, agrees, to treat confidentially the Due Diligence Materials and any other information furnished to the receiving Party by the other disclosing Parties, whether furnished before or after the Effective Date, and all analyses, compilations, studies and other material (collectively, the “Evaluation Material”). Notwithstanding the foregoing, Evaluation Material shall not include material that was publicly available prior to disclosure to the receiving Party, material that becomes generally available after the Effective Date not as a result of a breach of this agreement by the receiving Party, or material that was independently developed by the receiving Party without reference to the Evaluation Material of the disclosing Party. Each Party agrees that it will not use the Evaluation Material of any other Party in any way detrimental to the other Parties, and that such Evaluation Material will be kept confidential by such receiving Party, its agents and Representatives; provided, however, that any of such information may be disclosed to directors, officers, employees and Representatives, and to individuals acting in similar capacities who need to know such information for the purpose of evaluating a possible transaction (it being understood that such directors, officers, employees, representatives and agents shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially).

(b)	The Bridgelink Parties acknowledge and agree that Bitech is a public company, currently trading on the OTC Markets. Each of the Bridgelink Parties agrees that, for as long as any information, including Evaluation Material of Bitech, continues to meet the definition of Material Non-Public Information (as defined below) as set forth herein (the “Standstill Period”), each of the Bridgelink Parties shall not, and each of the Bridgelink Parties shall ensure that none of its affiliates or representatives shall: (i) buy or sell any securities or derivative securities of or related to Bitech, or any interest therein; (ii) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act, as amended, or the rules and regulations thereunder, or of the Exchange Act, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder; (iii) effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in (1) any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of Bitech or any of its subsidiaries; (2) any tender or exchange offer, merger or other business combination involving Bitech or any of its subsidiaries; (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Bitech or any of its subsidiaries; or (4) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Bitech; (iv) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the securities of Bitech; (v) make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving Bitech or its securities or assets; (vi) otherwise act, alone or in concert with others, to seek to control or influence the management, Bitech Board or policies of Bitech; (vii) take any action which might force Bitech to make a public announcement regarding any of the types of matters set forth in clause (iii) of this Section 6.03(b); or (viii) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Each of the Bridgelink Parties also agrees during the Standstill Period not to request Bitech (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 6.03(b) (including this sentence).

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(c)	For purposes of this Agreement “Material Non-Public Information” shall mean any information obtained by any Bridgelink Party, whether otherwise constituting Evaluation Material or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to Bitech or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have an effect on the price, value or trading price of Bitech’s equity securities or debt, or any derivatives thereof, whether positive or negative.

Section 6.04 Delivery of Books and Records. At the Closing, Emergen shall deliver to Bitech the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Emergen now in the possession of Emergen or its Representatives.

Section 6.05 Third Party Consents and Certificates. Bitech and the Bridgelink Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Transactions.

Section 6.06 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)	any actions, suits, claims, investigations, or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 6.07 Ordinary Course of Business. Other than as contemplated herein, between the Effective Date and the Closing or the earlier termination of this Agreement as set forth herein, Bridgelink shall, and shall cause Emergen to, conduct each of their operations as previously conducted in the Ordinary Course of Business.

Section 6.08 Nasdaq Uplisting. Following the Closing, Bitech shall take all commercially reasonable steps necessary to uplist the Company to the NASDAQ stock exchange to enhance the Company’s visibility and access to a broader investor base. This effort shall be pursued promptly and diligently.

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Section 6.09 Reliance. The Parties acknowledge and agree that, notwithstanding any investigation made by Bitech or any of its Representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Bitech as a result of such investigation or right of investigation, and notwithstanding any statements of Bitech, including any press releases or other disclosures or statements made by Bitech or any of its Representatives, Bitech has the unqualified right to rely upon the representations and warranties made by the Bridgelink Parties in this Agreement or in any other Transaction Documents. All representations and warranties of the Bridgelink Parties made in this Agreement or pursuant hereto, or in any other Transaction Documents, shall survive, and shall not be affected by any such investigation, knowledge or statements.

Article VII. Termination; Survival

Section 7.01 Termination. This Agreement may be terminated on or prior to the Closing Date:

(a)	By the mutual written consent of the Parties;

(b)	By Bitech (i) if the conditions to the Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by Bitech, which waiver Bitech may give or withhold in its sole discretion, by the Termination Date, provided, however, that Bitech may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by Bitech; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any of the Bridgelink Parties contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Bitech or cured by the Bridgelink Parties, as applicable, within five (5) Business Days after receipt by the Bridgelink Parties of written notice thereof from Bitech or is not reasonably capable of being cured prior to the Termination Date;

(c)	By the Bridgelink Parties, acting together (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by the Bridgelink Parties, which waiver the Bridgelink Parties may give or withhold in their sole discretion, by the Termination Date, provided, however, that the Bridgelink Parties may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the Bridgelink Parties; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of Bitech contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Bridgelink Parties or cured by Bitech, applicable, within five (5) Business Days after receipt by Bitech of written notice thereof from the Bridgelink Parties or is not reasonably capable of being cured prior to the Termination Date;

(d)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable; or

(e)	By Bitech, pursuant to the provisions of Section 6.02.

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Section 7.02 Specific Enforcement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) if Bitech has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 7.01(b), Bitech may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 9.05; and (ii) if the Bridgelink Parties have a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 7.01(c), the Bridgelink Parties may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 9.05.

Section 7.03 Survival After Termination. If this Agreement is terminated by in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.03 and Article IX shall survive the termination of this Agreement and nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Article VIII. Indemnification

Section 8.01 Indemnification of Bitech. Provided that the Closing occurs, Bridgelink, C&C and Mr. Johnson, jointly and severally, hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable Law, Bitech, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Bitech Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Bitech Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Bridgelink Parties contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of any of the Bridgelink Parties or any of their Representatives.

Section 8.02 Indemnification of the Bridgelink Parties. Provided that the Closing occurs, Bitech hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law. the Bridgelink Parties and each of their officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Bridgelink Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Bridgelink Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Bitech contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of any of Bitech or any of its Representatives.

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Section 8.03 Procedure. The following shall apply with respect to all claims by any Bridgelink Indemnified Party or Bitech Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to a Bridgelink Indemnified Party or a Bitech Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to Bitech or Bridgelink, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 8.03(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of Bridgelink and Bitech under Section 8.01 and Section 8.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

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Section 8.07 Certain Limitations. The indemnification provided for in Section 8.01 and Section 8.02 shall be subject to the following limitations:

(a)	Bridgelink, C&C and Mr. Johnson shall not be liable to Bitech Indemnified Parties for indemnification under Section 8.01 until the aggregate amount of all Losses in respect of indemnification under Section 8.01 exceeds ten thousand and 00/100 ($10,000.00) (the “Basket”), in which event Bridgelink, C&C and Mr. Johnson shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to the value of the Exchange Shares as of the Closing Date, as determined based on the closing trading price of the Bitech Common Stock on its primary trading market as of the Closing Date (the “Cap”).

(b)	Bitech shall not be liable to the Bridgelink Indemnified Parties for indemnification under Section 8.02 until the aggregate amount of all Losses in respect of indemnification under Section 8.02 exceeds the Basket, in which event Bitech shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to the Cap, which shall in such case be applied to all of Bridgelink as a group.

Section 8.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any indemnified party’s or by reason of the fact that such indemnified party knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 8.09 Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article VIII shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date; or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article VIII, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

Article IX. Miscellaneous

Section 9.01 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Orange County, California. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 9.02 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.02. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 9.03 Dispute Resolution.

(a)	In any dispute over or in any way related to the provisions of this Agreement and in all other disputes among the Parties hereto, including issues of enforceability, termination, and arbitrability, the dispute shall be resolved as set forth in this Section 9.03.

(b)	The Parties shall first negotiate in good faith to attempt to resolve the Dispute.

(c)	In the event that the Parties are unable to resolve the dispute as set forth in Section 9.03(b) within thirty (30) days) of the commencement of efforts to do so, then the dispute shall then be submitted to non-binding mediation. The Parties shall apply to the American Arbitration Association for a mediator, with the mediation to take place via remote teleconference means unless otherwise agreed between the Parties.

(d)	In the event that the mediation as set forth in Section 9.03(c) fails to resolve all of the issues between or among the Parties, or if mediation is not held within sixty (60) days of the commencement of efforts to resolve the dispute pursuant to Section 9.03(b), then the matter or any remaining matters shall be submitted to final, non-appealable and binding arbitration before a panel of three (3) arbitrator. The arbitration shall be held by the American Arbitration Association (the “AAA”) in accordance with the Commercial Arbitration Rules of the AAA. The arbitration will be conducted in English. Each of Bitech and Mr. Johnson shall choose one (1) arbitrator to serve on the arbitration tribunal, with those two (2) arbitrators choosing the third arbitrator to serve on the arbitration tribunal. Arbitration shall be held via remote teleconference means unless otherwise agreed between the Parties, and if required by the arbitrators to be held in person, shall be held in Orange County, California. The arbitrators may issue any preliminary, injunctive, and/or equitable relief.

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(e)	Nothing in this Section 9.03 will serve to restrict the ability to apply for emergency relief.

(f)	Any Party may, after failure of the negotiation and mediation procedures above, commence arbitration of the dispute by sending a written request for arbitration to all other Parties. The request shall state the nature of the dispute to be resolved by arbitration, and arbitration shall be commenced as soon as practical after such Parties receive a copy of the written request. The Parties may not bring suit regarding any disputes, controversies, or claims subject to this Section 9.03 in any venue other than an arbitration pursuant to this Section 9.03, except in order to enforce this Section 9.03 or enforce an arbitral award made pursuant to this Section 9.03. In the event that a Party attempts to bring an action in violation of this Section 9.03, the Parties agree that the other Parties will be entitled to the arbitrators or judge entering an injunction to enjoin such unauthorized action.

(g)	All Parties shall initially share the cost of arbitration, but the prevailing Party or Parties shall be awarded attorneys’ fees, costs, and other expenses of arbitration as determined by the arbitrators. All arbitration decisions shall be final, binding, and conclusive on all the Parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable Law in any court having jurisdiction to do so. The Parties agree that the arbitral award shall be recognized by any applicable courts pursuant to all applicable statutes, conventions, and treaties. This Section 9.03 shall survive any expiration or termination of this Agreement, any merger or integration clause, and shall continue to inure to the benefit of the Parties hereto, for all purposes.

(h)	The Laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the Laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which Laws the arbitrators shall apply in rendering their decision. The arbitrators shall issue a written decision, setting forth findings of fact and conclusions of Law, within sixty (60) days after they shall have been selected. The arbitrators shall have no authority to award punitive or other exemplary damages.

(i)	On application to the arbitrators, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the arbitrators shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.03(h).

(j)	Any judgment upon any award rendered by the arbitrators may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Orange County, California to enforce any award of the arbitrators or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the arbitrators to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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Section 9.04 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 9.05 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.06 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM Central Standard Time on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Bitech, to:

Bitech Technologies Corporation

Attention: Benjamin Tran

895 Dove Street, Suite 300

Newport Beach, CA 92660

Email: ben@bitech.tech

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis and Lazarus Rothstein

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jcacomanolis@alclaw.com; lrothstein@alclaw.com

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If any Bridgelink Party, to:

Bridgelink Development, LLC

Attention: Cole Johnson

777 Main St Ste 3000

Fort Worth, TX 76102-5365

Email: [***]

with a copy, which shall not constitute notice, to:

Kearney, McWilliams & Davis, PLLC

Attn: Bridgelink 77036

55 Waugh #150

Houston, TX 77007

Email: bnevills@kmd.law; jwalters@kmd.law; vpatel@kmd.law

Section 9.07 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.08 Third Party Beneficiaries. This contract is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, members, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 9.09 Expenses. Subject to Article VIII, Section 9.03 and Section 9.07, and other than as specifically set forth herein, whether or not the Exchange is consummated, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Transactions.

Section 9.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of two years.

Section 9.12 Amendment; Waiver.

(a)	This Agreement cannot be amended, except by a writing signed by each of the Parties and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(b)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)	Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

Section 9.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 9.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 9.15 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 9.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Bridgelink Party and Bitech shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 9.17 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 9.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Bitech Technologies Corporation

By:	/s/ Benjamin Tran
Name:	Benjamin Tran
Title:	Chief Executive Officer

Emergen Energy LLC

By:	/s/ Cole Johnson
Name:	Cole Johnson
Title:	Manager

Bridgelink Development, LLC

By:	/s/ Cole Johnson
Name:	Cole Johnson
Title:	Chief Executive Officer

C & C Johnson Holdings LLC

By:	/s/ Cole Johnson
Name:	Cole Johnson
Title:	Manager

Cole Johnson

By:	/s/ Cole Johnson
Name:	Cole Johnson

47

Annex 1

Membership Interest Assignment

Assignment of Membership Interests

Dated as of [_________], 2024

This Assignment of Membership Interests (“Assignment”), dated as of the date set forth above, is entered into by and between Bridgelink Development, LLC, a Delaware limited liability company (“Assignor”), and Bitech Technologies Corporation, a Delaware corporation (“Assignee”).

Assignor currently holds one hundred percent (100%) of the membership interests of Emergen Energy LLC, a Delaware limited liability company (the “Company”).

Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, now hereby assigns, transfers, and sets over unto the Assignee all right, title, and interest in all of the membership interests in the Company held by Assignor (the “Transferred Interests”), which such Transferred Interests have been delivered to Assignee on the date hereof, to have and to hold the same unto the Assignee, the Assignee’s legal representatives, successors, and assigns forever.

Assignor, in connection with Assignor’s assignment of the Transferred Interests, does hereby warrant, covenant, and agree with the Assignee that Assignor has good right and authority to execute this Assignment and Assignor is the sole beneficial owner of the Transferred Interests as of the date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have each caused this Assignment to be executed on the date first set forth above.

[Signatures appear on following page]

Signed, sealed and delivered in the presence of:

Witnesses:	Assignor: Bridgelink Development, LLC

By:
	Name:	Cole Johnson
Print Name:	Title:	Chief Executive Officer

Assignee: Bitech Technologies Corporation

Print Name:	By:
	Name:	Benjamin Tran
	Title:	Chief Executive Officer

Exhibit A

BESS Development Projects

ISO	State	Zone	BESS (Mwac)	BESS (MWhr)
[***]	TX	ERCOT-Houston	100	400
[***]	TX	ERCOT-South	100	400
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	100	400
[***]	TX	ERCOT/North	120	480
ERCOT			840	3,360

WECC
[***]	TX	WECC	25	100
[***]	AZ	WECC	100	400
[***]	AZ	WECC	100	400
[***]	AZ	WECC	100	400
[***]	AZ	WECC	100	400
TOTAL			425	1,700

PJM
[***]	VA	PJM	50	200
[***]	PA	PJM	50	200
TOTAL			100	400

MISO
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
TOTAL			600	2,400
TOTAL Mwac			1,965	7,860

Exhibit B

Solar Development Projects

ISO	State	Zone	Solar (MWac)
ERCOT
[***]	TX	ERCOT-Houston	100
[***]	TX	ERCOT-South	100
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
TOTAL			1,040

WECC
[***]	TX	WECC	50
[***]	AZ	WECC	250
[***]	AZ	WECC	250
[***]	AZ	WECC	75
[***]	AZ	WECC	75
[***]	AZ	WECC	325
[***]	AZ	WECC	75
[***]	AZ	WECC	250
[***]	AZ	WECC	250
TOTAL			1,600

PJM
[***]	VA	PJM	100
[***]	PA	PJM	150
TOTAL			250

MISO
[***]	LA	MISO	250
[***]	LA	MISO	250
[***]	LA	MISO	225
[***]	LA	MISO	225
TOTAL			950
TOTAL Mwac			3,840

Exhibit C

Form of Project Management Services Agreement

Project Management Services Agreement

by and among

Bitech Technologies Corporation,

Emergen Energy LLC

and

[__]

i

Exhibits

Exhibit A	BESS Development Projects
Exhibit B	Solar Development Projects

ii

Form of Project Management Services Agreement

Dated as of [___], 2024

This Project Management Services Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Bitech Technologies Corporation, a Delaware corporation (“Bitech”); (ii) Emergen Energy LLC, a Delaware limited liability company and a wholly owned subsidiary of Bitech (“Emergen”), and (iii) [__], a Delaware limited liability company (“EIP”). Each of Bitech, Emergen and EIP may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, Bitech, Emergen and certain affiliates of EIP are parties to that certain Membership Interest Purchase Agreement, dated as of April 14, 2024 (the “MIPA”), pursuant to which the parties thereto agreed, subject to the terms and conditions therein, that Bitech would acquire all of the membership interests of Emergen from an affiliate of EIP and the parties and their affiliates would undertake certain additional transactions at and following the closing of the acquisition of Emergen, including the entry into of this Agreement; and

WHEREAS, the closing of the transactions as set forth in the MIPA are closing simultaneously with the execution of this Agreement, and the Parties now desire to enter into this Agreement in connection therewith;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and Interpretations

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“AAA” has the meaning set forth in Section 8.03(d).

(b)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(c)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(d)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(e)	“BESS Development Fees” has the meaning set forth in Section 2.06(a).

(f)	“BESS Development Projects” has the meaning set forth in Section 2.01.

(g)	“BESS Initial Fee” has the meaning set forth in Section 2.06(a).

(h)	“BESS RTB Fee” has the meaning set forth in Section 2.06(a).

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(i)	“BESS” has the meaning set forth in Section 2.01.

(j)	“Bitech Board” means the Board of Directors of Bitech.

(k)	“Bitech Indemnified Party” has the meaning set forth in Section 7.01.

(l)	“Bitech Organizational Documents” has the meaning set forth in Section 4.01.

(m)	“Bitech” has the meaning set forth in the introductory paragraph hereto.

(n)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by Law or executive order to close.

(o)	“Common Stock” has the meaning set forth in Section 2.06.

(p)	“Confidential Information” has the meaning set forth in Section 5.01(b).

(q)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” have correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(r)	“Development Fees” means BESS Development Fees, Solar Development Fees, and Other Development Fees.

(s)	“Development Projects” means BESS Development Projects, Solar Development Projects, and Other Development Projects.

(t)	“Direct Claim” has the meaning set forth in Section 7.03(b).

(u)	“Disclosing Party” has the meaning set forth in Section 5.01(a).

(v)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(w)	“EIP Indemnified Party” has the meaning set forth in Section 7.02.

(x)	“EIP” has the meaning set forth in the introductory paragraph hereto.

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(y)	“Emergen” has the meaning set forth in the introductory paragraph hereto.

(z)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(aa)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)	“Financing” means any equity capital, debt financing, through investment rounds, public offerings, private placements, or any other means of raising funds, and the like, which Bitech raises, such as debt facilities, project-level financing, and similar financial arrangements.

(cc)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(dd)	“GW” has the meaning set forth in Section 2.01.

(ee)	“Indemnified Party” has the meaning set forth in Section 7.03.

(ff)	“Indemnifying Party” has the meaning set forth Section 7.03.

(gg)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(hh)	“Liabilities” means any liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(ii)	“Losses” and “Loss” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(jj)	“Material Non-Public Information” has the meaning set forth in Section 5.01(i).

(kk)	“MIPA” has the meaning set forth in the introductory paragraph hereto.

(ll)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by a Governmental Authority.

(mm)	“Other Development Fees” has the meaning set forth in Section 2.06(c).

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(nn)	“Other Development Projects” has the meaning set forth in Section 2.03.

(oo)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(pp)	“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(qq)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(rr)	“Purpose” has the meaning set forth in Section 5.01(a).

(ss)	“Receiving Party” has the meaning set forth in Section 5.01(a).

(tt)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(uu)	“RTB Status” means, with respect to any Development Project, the status attained at the time that (i) all Permits required for development of such Development Project have been obtained; (ii) which has sufficient rights to use all necessary real property; and (iii) for which the applicable draft interconnection agreement has been received.

(vv)	“SEC Reports” has the meaning set forth in the introductory paragraph to Article IV.

(ww)	“SEC” means the U.S. Securities and Exchange Commission.

(xx)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(yy)	“Services” has the meaning set forth in Section 2.04(a).

(zz)	“Solar Development Fees” has the meaning set forth in Section 2.06(b).

(aaa)	“Solar Development Projects” has the meaning set forth in Section 2.02.

(bbb)	“Solar Initial Fee” has the meaning set forth in Section 2.06(b).

(ccc)	“Solar RTB Fee” has the meaning set forth in Section 2.06(b).

(ddd)	“Standstill Period” has the meaning set forth in Section 5.01(h).

(eee)	“Supply Agreements” has the meaning set forth in Section 2.01(c).

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(fff)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any Liability therefor as a transferee (including under Section 6901 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(ggg)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(hhh)	“Term” has the meaning set forth in Section 2.05.

(iii)	“Third-Party Claim” has the meaning set forth in Section 7.03(a).

(jjj)	“Transaction Documents” means this Agreement, the MIPA, the other “Transaction Documents” as defined in the MIPA, and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(kkk)	“Transactions” means the transactions contemplated by the Transaction Documents.

(lll)	“W” has the meaning set forth in Section 2.06.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. Project Management Services

Section 2.01 BESS Development Projects. The Parties acknowledge and agree that, pursuant to the MIPA, certain Affiliates of EIP have transferred to Emergen certain rights to fully develop a portfolio of renewable energy development assets, which includes certain battery energy storage system (“BESS”) projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) located in the United States and further described in Exhibit A attached hereto along with certain term sheets and agreements with capital providers since May 2023, whether or not finalized (collectively, the “BESS Development Projects”), which consist of the following:

(a)	Documents that substantiate Emergen’s rights to own, lease or otherwise acquire the right to use the real property where the BESS Development Projects will be located;

(b)	Construction and engineering plans and contracts to construct the physical facility that will operate the BESS;

(c)	Agreements that entitle Emergen to acquire the batteries and major system components necessary to operate each BESS Development Project (the “Supply Agreements”);

(d)	All Permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each BESS Development Project; and

(e)	All other contracts related to the development and operation of each BESS Development Project.

Section 2.02 Solar Development Projects. The Parties acknowledge and agree that, pursuant to the MIPA, certain Affiliates of EIP have transferred to Emergen certain rights to fully develop a portfolio of renewable energy development assets, which includes certain solar development projects with a cumulative capacity estimated at 3.840 GW located in the United States and further described in Exhibit B attached hereto along with certain term sheets and agreements with capital providers, whether or not finalized (collectively, the “Solar Development Projects”). Each Solar Development Project shall consist of the following:

(a)	Documents that substantiate Emergen’s rights to own, lease or otherwise acquire the right to use the real property where the Solar Development Projects will be located;

(b)	Construction and engineering plans and contracts to construct the physical facility that will operate the Solar Development Project;

(c)	Agreements that entitle Emergen to acquire the solar development projects to operate each Solar Development Project;

(d)	All Permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each Solar Development Project; and

(e)	All other contracts related to the development and operation of each Solar Development Project.

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Section 2.03 Other Development Projects. Bitech holds certain rights or may obtain certain rights to fully develop a portfolio of renewable energy development assets, which are neither BESS Development Projects nor Solar Development Projects, located in the United States along with certain term sheets and agreements with capital providers negotiated, whether or not finalized (collectively, the “Other Development Projects”).

Section 2.04 Project Management Services.

(a)	During the Term (as defined below), and in consideration of the payments as set forth herein, EIP shall provide to Emergen the following project management services in connection with the development and operation of each of the Development Projects (collectively, the “Services”):

(i)	EIP shall assist as needed with qualifying the Development Projects for financing;

(ii)	EIP shall assist as needed with achieving RTB Status for Development Projects; and

(iii)	If Emergen decides to forego the development of a Development Project, EIP shall assist as needed with (i) marketing the Development Project to a third party or (ii) develop and retain the Development Project outside of Emergen.

(b)	Notwithstanding the definition of the “Services” as set forth above, it is acknowledged and agreed by the Parties that EIP carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws, and that EIP shall specifically not provide any of the following services to the Bitech or any of its Affiliates: (i) negotiation for the sale of any of Bitech’s or any of its Affiliates’ securities or participation in discussions between Bitech or any of its Affiliates and potential investors; (ii) assisting in structuring any transactions involving the sale of any of Bitech’s or any of its Affiliates’; (iii) engaging in any pre-screening of potential investors to determine their eligibility to purchase any securities or engaging in any pre-selling efforts for the Bitech’s or any of its Affiliates’ securities; (iv) discussing details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; (v) engaging in due diligence activities; (vi) providing advice relating to the valuation of or the financial advisability of any investments in Bitech or any of its Affiliates; or (vii) handling any funds or securities on behalf of the Bitech or any of its Affiliates.

Section 2.05 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall terminate on the earlier to occur of (i) all of the Development Projects reaching RTB Status or being sold to a third party; and (b) the Parties’ mutual agreement in writing to terminate this Agreement and the Term.

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Section 2.06 Payment for Services.

(a)	In consideration of the provision of the Services related to the BESS Development Projects, and subject to the terms and conditions herein, during the Term, Bitech shall pay EIP the following amounts: (i) the sum of $9,825,000, which the Parties acknowledge and agree shall be deemed payment for prior actions of Affiliates of EIP with respect to the BESS Development Projects (the “BESS Initial Fee”); and (ii) $0.03 per W for each applicable BESS Development Project, subject to such BESS Development Project achieving RTB Status (as to each BESS Development Project, the “BESS RTB Fee”). The BESS Initial Fee and the BESS RTB Fees may be referred to collectively as the “BESS Development Fees”.

(b)	In consideration of the provision of the Services related to the Solar Development Projects, and subject to the terms and conditions herein, during the Term, Bitech shall pay EIP the following amounts: (i) the sum of $19,200,000, which the Parties acknowledge and agree shall be deemed payment for prior actions of Affiliates of EIP with respect to the Solar Development Projects (the “Solar Initial Fee”); and (ii) $0.03 per W for each applicable Solar Development Project, subject to such Solar Development Project achieving RTB Status (as to each Solar Development Project, the “Solar RTB Fee”). The Solar Initial Fee and the Solar RTB Fees may be referred to collectively as the “Solar Development Fees”.

(c)	In consideration of the provision of the Services related to the Other Development Projects, and subject to the terms and conditions herein, during the Term, for each Other Development Project in which Bitech engages, Bitech shall pay EIP the higher of either (a) fifty percent (50%) of the gross margin or (b) $0.02 per W in cash, subject to such Other Development Project achieving RTB Status (the “Other Development Fees”).

Section 2.07 Timing of Payment of Fees.

(a)	The BESS Initial Fee and the Solar Initial Fee shall not be due or payable until Bitech has completed one or more Financings which have resulted in Bitech receiving net proceeds of at least $5,000,000, and at such time 15% of the proceeds from such Financing(s) shall be used to make payment on the BESS Initial Fee and the Solar Initial Fee, to be apportioned equally between the two. Thereafter, 15% of any additional proceeds of Financings shall similarly be used to make payment on the BESS Initial Fee and the Solar Initial Fee, to be apportioned equally between the two, until the BESS Initial Fee and the Solar Initial Fee have been paid in full. In the event that the BESS Initial Fee and the Solar Initial Fee have been not paid in full from the 15% of the proceeds of such Financings, any remaining portions of the BESS Initial Fee and the Solar Initial Fee shall be due and payable on the 24-month anniversary of the Effective Date.

(b)	Subject to the requirements as set forth in clause (ii) of Section 2.06(a) and the other limitations herein, the BESS RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable BESS Development Project to be able to pay such BESS RTB Fees. Subject to the requirements as set forth in clause (ii) of Section 2.06(b) and the other limitations herein, the Solar RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable Solar Development Project to be able to pay such Solar RTB Fees.

(c)	Subject to the requirements as set forth in Section 2.06(c) and the other limitations herein, the timing and other requirements for the payment of Other Development Fees shall be as agreed in writing by the Parties via an addendum to this Agreement prior to the Parties undertaking such Other Development Projects.

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Section 2.08 Additional Requirements. Subject to the terms and conditions herein, in addition to the other requirements herein, payment of the BESS RTB Fees, the Solar RTB Fees and any Other Development Fees will further be contingent upon (ii) Cole W. Johnson (a) remaining an employee or consultant to Emergen and/or the head of the BESS and Solar Division of Bitech and/or (b) as an interest owner in the EIP during the period of time in which the applicable BESS RTB Fees, the Solar RTB Fees or Other Development Fees are payable. Subject to the foregoing, the BESS RTB Fees, the Solar RTB Fees or Other Development Fees shall be payable within ten (10) days of satisfaction of the conditions to payment as set forth herein.

Section 2.09 Payment for Sale of Development Projects. In the event Bitech decides not to proceed with any Development Project(s), Bitech may elect to sell such Development Project(s) to one or more third parties. In such event, Bitech and EIP shall mutually agree to a sales price for the applicable Development Project(s) being sold, and provided that the Parties acknowledge and agree that any sale agreement for such Development Projects shall provide that the buyer thereof shall remain obligated to pay to EIP the BESS Development Fees and/or the Soler Development Fee(s), as applicable, to the extent not already paid by Bitech hereunder, unless otherwise agreed upon by Bitech and EIP.

Section 2.10 Reports. During the Term, Bitech shall provide EIP with a monthly financial report of each Development Project within ten (10) days after each financial quarter ending on March 31, June 30, September 30, and December 31.

Section 2.11 Audits. EIP shall have the right to audit the books and records of Bitech relating to the Development Projects for the purposes of determining the correctness of EIP’s computation and payment of the Development Fees. Such audit may not be conducted more than once in any calendar year and shall be conducted during normal business hours by a national public accounting firm selected by EIP at its cost and reasonably acceptable to Bitech, provided that such accounting firm enters into a reasonable confidentiality agreement prior to commencing any such audit. Bitech shall provide such accounting firm with access to all pertinent books and records and shall reasonably cooperate with such accounting firm’s efforts to conduct such audits. If there has been an underpayment of the aggregate Development Fees due for any calendar year of more than $25,000, Bitech shall reimburse EIP for the reasonable out-of-pocket costs (including accountants’ fees) incurred by EIP in connection with such audit.

Section 2.12 Non-Solicitation. During the Term, and for a period of twenty-four (24) months from the date of termination or expiration of the Term, Bitech shall not, directly or indirectly, solicit for employment or hire, in any capacity, any employee of EIP or any of EIP’s affiliates, or directly or indirectly solicit, entice, or attempt to solicit or entice any clients, customers, or suppliers of EIP or any subsidiary of EIP to divert their business or services from EIP or any subsidiary of EIP, unless expressly agreed in writing; provided, however, that the foregoing provision will not prevent either EIP or Bitech from employing any such person who contacts EIP or Bitech on said person’s own initiative without any direct or indirect solicitation or encouragement from EIP or Bitech or who responds to a general advertisement by Bitech not specifically directed to such person.

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Section 2.13 Non-Disparagement. The Parties agree not to disparage the other Party, or the other Party’s directors, officers, managers, owners, counsel, clients, shareholders, present or former employees, independent contractors, agents, or other associated individuals, or otherwise take any action which could reasonably be expected to adversely affect the other Party’s personal or professional reputation or the general business interests or endeavors of the other Party, provided that the provisions herein shall not restrict any Party from complying with any applicable Laws or regulations or providing truthful testimony or other information as may be required by any court of Governmental Authority. For purposes of this Section 2.13, “disparage” shall mean any negative statement, whether written or oral, about either Party, or either Party’s directors, officers, managers, owners, counsel, clients, shareholders, present or former employees, independent contractors, agents, or other associated individuals. The Parties further agree that this non-disparagement provision is a material term of this Agreement, the absence of which would have resulted in the Parties refusing to enter into this Agreement. This Section 2.13 shall remain in effect upon termination of this Agreement.

Section 2.14 Additional Documents. During and following the Term, each of the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the Effective Date, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Article III. Representations and Warranties of EIP

As an inducement to, and to obtain the reliance of Bitech and Emergen, EIP represents and warrants to Bitech and Emergen as follows:

Section 3.01 Existence and Power. EIP is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. EIP has full limited liability company power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of EIP’s organizational documents. EIP has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by EIP in connection herewith constitute the valid and binding obligations of EIP, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 No Conflict With Other Instruments. None of the execution, delivery or performance by EIP of this Agreement or any other Transaction Document to which it is a party does or will contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to EIP.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by EIP requires any consent, approval, license, or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

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Section 3.06 No Brokers. EIP has not retained any broker or finder in connection with any of the Transactions, and EIP has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of Bitech

As an inducement to, and to obtain the reliance of EIP, Bitech represents and warrants to EIP, as follows, and other than as set forth in the reports and filings made by Bitech with the SEC pursuant to the Securities Act or the Exchange Act (the “SEC Reports”), as follows:

Section 4.01 Corporate Existence and Power. Bitech is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of Bitech as in effect on the Effective Date (the “Bitech Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Bitech Organizational Documents. Bitech has taken all action required by Law, Bitech Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and Bitech has full power, authority, and legal right and has taken all action required by Law, Bitech Organizational Documents or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Bitech Organizational Documents. Bitech has taken all actions required by Law, Bitech Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by Bitech in connection herewith constitute the valid and binding obligations of Bitech, enforceable in accordance with its or their terms, except as may be limited the Enforceability Exceptions.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by Bitech and the consummation of the Transactions by Bitech will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Bitech is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Bitech requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.06 No Brokers. Bitech has not retained any broker or finder in connection with any of the Transactions, and Bitech has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

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Article V. Additional Covenants of the Parties

Section 5.01 Confidentiality.

(a)	For purposes of this Agreement, the Party disclosing Confidential Information (as defined below) hereunder shall be referred to as the “Disclosing Party” and the Party receiving Confidential Information hereunder shall be referred to as the “Receiving Party”. Each Party, as the Receiving Party, agrees to use the Confidential Information of the Disclosing Party received by the Receiving Party solely for the purposes of complying with the terms and conditions of this Agreement and enforcing its rights, and obtaining its benefits, hereunder (the “Purpose”).

(b)	For purposes of this Agreement, and except as provided below, “Confidential Information” of Disclosing Party shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Disclosing Party and its subsidiaries and Affiliates, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, in each case which is disclosed by the Disclosing Party or on its behalf, after the date hereof, to the Receiving Party either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Disclosing Party unless otherwise specifically indicated in writing to the contrary. The fact that the Parties are communicating regarding a potential business relationship shall also be deemed “Confidential Information” under this Agreement.

(c)	The Receiving Party agrees to use the Confidential Information of the Disclosing Party only for the Purpose and shall use reasonable care not to disclose Confidential Information to any non-Affiliated third party, such care to be at least equal to the care exercised by Receiving Party as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Receiving Party agrees that it shall make disclosure of any such Confidential Information of the Disclosing Party only to its Affiliates and their respective Representatives, to whom disclosure is reasonably necessary for the Purpose. Receiving Party shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Receiving Party shall be responsible for the failure of its Representatives to comply with the terms of this Agreement.

(d)	Without the prior consent of the Disclosing Party, the Receiving Party shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information of the Disclosing Party.

(e)	Receiving Party acknowledges that the Confidential Information of the Disclosing Party disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Receiving Party agrees it will not knowingly export, directly or indirectly, any Confidential Information of the Disclosing Party or any direct product incorporating any Confidential Information of the Disclosing Party, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups, or companies prohibited by the United States Government unless proper authorization is obtained.

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(f)	Nothing herein shall be construed as granting to Receiving Party or its Affiliates any right or license to use or practice any of the information defined herein as Confidential Information of the Disclosing Party and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents, or other intellectual property rights now or hereafter owned or controlled by the Disclosing Party. Except as allowed by applicable law, Receiving Party shall not use any trade name, service mark or trademark of the Disclosing Party or refer to the Disclosing Party in any promotional or sales activity or materials without first obtaining the prior written consent of the Disclosing Party.

(g)	The obligations imposed in Section 5.01(c) shall not apply to any Confidential Information that (i) was already in the possession of Receiving Party at the time of disclosure without restrictions on its use or is independently developed by Receiving Party after the effective date of this Agreement, provided that the person or persons developing same have not used such information received from the Disclosing Party, or is rightfully obtained from a source other than from the Disclosing Party; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Receiving Party; (iii) is obtained by Receiving Party from a third person who is under no obligation of confidence to the Disclosing Party; or (iv) is disclosed without restriction by the Disclosing Party.

(h)	EIP acknowledges and agrees that Bitech is a public company, currently trading on the OTC Markets. EIP agrees that, for as long as any information, including Confidential Information of Bitech, continues to meet the definition of Material Non-Public Information (as defined below) as set forth herein (the “Standstill Period”), EIP shall not, and EIP shall ensure that none of its Affiliates or Representatives shall: (i) buy or sell any securities or derivative securities of or related to Bitech, or any interest therein; (ii) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act, as amended, or the rules and regulations thereunder, or of the Exchange Act, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder; (iii) effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in (1) any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of Bitech or any of its subsidiaries, (2) any tender or exchange offer, merger or other business combination involving Bitech or any of its subsidiaries, (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Bitech or any of its subsidiaries, or (4) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Bitech; (iv) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the securities of Bitech; (v) make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving Bitech or its securities or assets; (vi) otherwise act, alone or in concert with others, to seek to control or influence the management, Bitech Board or policies of Bitech; (vii) take any action which might force Bitech to make a public announcement regarding any of the types of matters set forth in clause (iii) of this Section 5.01(h); or (viii) enter into any discussions or arrangements with any third party with respect to any of the foregoing. EIP also agrees during the Standstill Period not to request Bitech (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 5.01(h) (including this sentence).

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(i)	For purposes of this Agreement “Material Non-Public Information” shall mean any information obtained by EIP, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to Bitech or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have an effect on the price, value or trading price of Bitech’s equity securities or debt, or any derivatives thereof, whether positive or negative.

Section 5.02 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)	any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Article VI. Termination; Survival

Section 6.01 Termination. This Agreement may be terminated at any time prior to the expiration of the Term:

(a)	By the mutual written consent of the Parties;

(b)	By Bitech if EIP has violated or breached any of the covenants or agreements of EIP set forth herein, or any of the representations or warranties of EIP set forth herein has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by EIP, within twenty (20) Business Days after receipt by EIP of written notice thereof from Bitech;

(c)	By EIP if Bitech or Emergen has violated or breached any of the covenants or agreements of Bitech or Emergen set forth herein, or any of the representations or warranties of Bitech or Emergen set forth herein has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by Bitech or Emergen, within twenty (20) Business Days after receipt by Bitech of written notice thereof from EIP; or

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(d)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable; or

Section 6.02 Specific Enforcement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) if Bitech has a right to terminate this Agreement pursuant to the provisions of Section 6.01(b), Bitech may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 8.05; and (ii) if EIP has a right to terminate this Agreement pursuant to the provisions of Section 6.01(c), EIP may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 8.05.

Section 6.03 Survival After Termination. If this Agreement is terminated by in accordance with Section 6.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that:

(a)	To the extent not fully paid prior to such termination, the BESS Initial Fee and the Solar Initial Fee shall remain payable to EIP pursuant to the terms and conditions herein, as though this Agreement and the Term remained in effect;

(b)	In the event of any sale of any Development Projects following such termination, the provisions of Section 2.09 shall continue to apply, with respect to the payment of any portion of the BESS Initial Fee and the Solar Initial Fee which has not been paid by Bitech as of the date of such termination;

(c)	this Section 6.03 and Article VIII, and any such additional provisions as required to give effect to the provisions of Section 6.03(a) and Section 6.03(b) shall survive the termination of this Agreement; and

(d)	nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Article VII. Indemnification

Section 7.01 Indemnification of Bitech. EIP hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law, Bitech, Emergen and each of their Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Bitech Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Bitech Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of EIP contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of EIP or any of its Representatives.

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Section 7.02 Indemnification of EIP . Bitech hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law, EIP and its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “EIP Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any EIP Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Bitech or Emergen contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of any of Bitech or Emergen or any of their Representatives.

Section 7.03 Procedure. The following shall apply with respect to all claims by any EIP Indemnified Party or Bitech Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to an EIP Indemnified Party or a Bitech Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to Bitech or EIP, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 7.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 7.03(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 7.04 Periodic Payments. Any indemnification required by this Article VII for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

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Section 7.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 7.06 Time Limit. The obligations of Bitech and EIP under Section 7.01 and Section 7.02, respectively, shall expire two (2) years from the expiration of the Term, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 7.07 Certain Limitations. The indemnification provided for in Section 7.01 and Section 7.02 shall be subject to the following limitations:

(a)	EIP shall not be liable to Bitech Indemnified Parties for indemnification under Section 7.01 until the aggregate amount of all Losses in respect of indemnification under Section 7.01 exceeds $10,000 (the “Basket”), in which event EIP shall be required to pay or be liable for all such Losses in excess of the Basket.

(b)	Bitech shall not be liable to the EIP Indemnified Parties for indemnification under Section 7.02 until the aggregate amount of all Losses in respect of indemnification under Section 7.02 exceeds the Basket, in which event Bitech shall be required to pay or be liable for all such Losses in excess of the Basket.

Section 7.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any indemnified party’s or by reason of the fact that such indemnified party knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 7.09 Exclusive Remedy. The indemnification provisions contained in this Article VII shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article VII, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

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Article VIII. Miscellaneous

Section 8.01 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Orange County, California. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 8.02 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.02. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 8.03 Dispute Resolution.

(a)	In any dispute over or in any way related to the provisions of this Agreement and in all other disputes among the Parties hereto, including issues of enforceability, termination, and arbitrability, the dispute shall be resolved as set forth in this Section 8.03.

(b)	The Parties shall first negotiate in good faith to attempt to resolve the Dispute.

(c)	In the event that the Parties are unable to resolve the dispute as set forth in Section 8.03(b) within thirty (30) days) of the commencement of efforts to do so, then the dispute shall then be submitted to non-binding mediation. The Parties shall apply to the American Arbitration Association for a mediator, with the mediation to take place via remote teleconference means unless otherwise agreed between the Parties.

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(d)	In the event that the mediation as set forth in Section 8.03(c) fails to resolve all of the issues between or among the Parties, or if mediation is not held within sixty (60) days of the commencement of efforts to resolve the dispute pursuant to Section 8.03(b), then the matter or any remaining matters shall be submitted to final, non-appealable and binding arbitration before a panel of three (3) arbitrator. The arbitration shall be held by the American Arbitration Association (the “AAA”) in accordance with the Commercial Arbitration Rules of the AAA. The arbitration will be conducted in English. Each of Bitech and EIP shall choose one (1) arbitrator to serve on the arbitration tribunal, with those two (2) arbitrators choosing the third arbitrator to serve on the arbitration tribunal. Arbitration shall be held via remote teleconference means unless otherwise agreed between the Parties, and if required by the arbitrators to be held in person, shall be held in Orange County, California. The arbitrators may issue any preliminary, injunctive, and/or equitable relief.

(e)	Nothing in this Section 8.03 will serve to restrict the ability to apply for emergency relief.

(f)	Any Party may, after failure of the negotiation and mediation procedures above, commence arbitration of the dispute by sending a written request for arbitration to all other Parties. The request shall state the nature of the dispute to be resolved by arbitration, and arbitration shall be commenced as soon as practical after such Parties receive a copy of the written request. The Parties may not bring suit regarding any disputes, controversies, or claims subject to this Section 8.03 in any venue other than an arbitration pursuant to this Section 8.03, except in order to enforce this Section 8.03 or enforce an arbitral award made pursuant to this Section 8.03. In the event that a Party attempts to bring an action in violation of this Section 8.03, the Parties agree that the other Parties will be entitled to the arbitrators or judge entering an injunction to enjoin such unauthorized action.

(g)	All Parties shall initially share the cost of arbitration, but the prevailing Party or Parties shall be awarded attorneys’ fees, costs, and other expenses of arbitration as determined by the arbitrators. All arbitration decisions shall be final, binding, and conclusive on all the Parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable Law in any court having jurisdiction to do so. The Parties agree that the arbitral award shall be recognized by any applicable courts pursuant to all applicable statutes, conventions, and treaties. This Section 8.03 shall survive any expiration or termination of this Agreement, any merger or integration clause, and shall continue to inure to the benefit of the Parties hereto, for all purposes.

(h)	The Laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the Laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which Laws the arbitrators shall apply in rendering their decision. The arbitrators shall issue a written decision, setting forth findings of fact and conclusions of Law, within sixty (60) days after they shall have been selected. The arbitrators shall have no authority to award punitive or other exemplary damages.

(i)	On application to the arbitrators, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the arbitrators shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 8.03(h).

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(j)	Any judgment upon any award rendered by the arbitrators may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Orange County, California to enforce any award of the arbitrators or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the arbitrators to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 8.04 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 8.05 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.06 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Bitech, to:

Bitech Technologies Corporation

Attention: Benjamin Tran

895 Dove Street, Suite 300

Newport Beach, CA 92660

Email: ben@bitech.tech

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With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis and Lazarus Rothstein

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jcacomanolis@alclaw.com; lrothstein@alclaw.com

If to EIP, to:

[__]

Attention: Cole Johnson

777 Main St Ste 3000

Fort Worth, TX 76102-5365

Email: cole.johnson@cwj-bl.com

with a copy, which shall not constitute notice, to:

Kearney, McWilliams & Davis, PLLC

Attn: 77036 Bridgelink

55 Waugh #150

Houston, TX 77007

Email: bnevills@kmd.law; jwalters@kmd.law; vpatel@kmd.law

Section 8.07 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.08 Third Party Beneficiaries. This contract is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, members, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.09 Expenses. Subject to Article VII, Section 8.03 and Section 8.07, and other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 8.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the expiration or termination of the Term for a period of two years.

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Section 8.12 Amendment; Waiver.

(a)	This Agreement cannot be amended, except by a writing signed by each of the Parties and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)	Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

Section 8.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 8.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 8.15 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 8.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 8.17 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 8.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Bitech Technologies Corporation

By:
Name:	Benjamin Tran
Title:	Chief Executive Officer

Emergen Energy LLC

By:	Bitech Technologies Corporation
Its:	Manager

By:
Name:	Benjamin Tran
Title:	Chief Executive Officer

[__]

By:
Name:	Cole Johnson
Title:	Manager

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Exhibit A

BESS Development Projects

ISO	State	Zone	BESS (Mwac)	BESS (MWhr)

[***]	TX	ERCOT-Houston	100	400

[***]	TX	ERCOT-South	100	400

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	60	240

[***]	TX	ERCOT/West	100	400

[***]	TX	ERCOT/North	120	480

ERCOT			840	3,360

WECC

[***]	TX	WECC	25	100

[***]	AZ	WECC	100	400

[***]	AZ	WECC	100	400

[***]	AZ	WECC	100	400

[***]	AZ	WECC	100	400

TOTAL			425	1,700

PJM

[***]	VA	PJM	50	200

[***]	PA	PJM	50	200

TOTAL			100	400

MISO

[***]	LA	MISO	120	480

[***]	LA	MISO	120	480

[***]	LA	MISO	120	480

[***]	LA	MISO	120	480

[***]	LA	MISO	120	480

TOTAL			600	2,400

TOTAL Mwac			1,965	7,860

Exhibit B

Solar Development Projects

ISO	State	Zone	Solar (MWac)

ERCOT

[***]	TX	ERCOT-Houston	100

[***]	TX	ERCOT-South	100

[***]	TX	ERCOT/West	120

[***]	TX	ERCOT/West	120

[***]	TX	ERCOT/West	120

[***]	TX	ERCOT/West	120

[***]	TX	ERCOT/West	120

[***]	TX	ERCOT/West	120

[***]	TX	ERCOT/West	120

TOTAL			1,040

WECC

[***]	TX	WECC	50

[***]	AZ	WECC	250

[***]	AZ	WECC	250

[***]	AZ	WECC	75

[***]	AZ	WECC	75

[***]	AZ	WECC	325

[***]	AZ	WECC	75

[***]	AZ	WECC	250

[***]	AZ	WECC	250

TOTAL			1,600

PJM

[***]	VA	PJM	100

[***]	PA	PJM	150

TOTAL			250

MISO

[***]	LA	MISO	250

[***]	LA	MISO	250

[***]	LA	MISO	225

[***]	LA	MISO	225

TOTAL			950

TOTAL Mwac			3,840

Exhibit D-1

Benjamin Tran Employment Agreement

Executive Employment Agreement

[Benjamin Tran]

Dated as of [________], 2024

This Executive Employment Agreement (the “Agreement”) dated as of the date first set forth above (the “Effective Date”) is entered into by and between Bitech Technologies Corporation, a Delaware corporation (the “Company”) and Benjamin Tran (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company now desires to employ the Executive as the Chief Executive Officer of the Company and the Executive desires to serve in such capacities on behalf of the Company, in each case subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1. Employment.

(a)	Term. The term of this Agreement (the “Initial Term”) shall begin as of the Effective Date and shall end on the earlier of (i) the fifth (5th) annual anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with Section 3. The Initial Term and any Renewal Term (as defined below) shall automatically be extended for one or more additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Executive provides notice to the other Party of their desire to not so renew the Initial Term or Renewal Term (as applicable) with at least thirty (30) days’ written notice prior to the expiration of the then-current Initial Term or Renewal Term, as applicable. Executive’s employment with the Company shall be “at will,” meaning that either Executive or the Company may terminate Executive’s employment at any time and for any reason, subject to Section 3. Any contrary representations that may have been made to Executive are superseded by this Agreement.

(b)	Duties. The Company hereby appoints Executive, and Executive shall serve, as the Chief Executive Officer of the Company and shall report to the Board of Directors of the Company (the “Board”) and to such other persons as designated by the Board. The Executive shall have such duties and responsibilities as are consistent with Executive’s position with the Company. In addition, the Executive shall perform all other duties and accept all other responsibilities incident to such position as may reasonably assigned to Executive by the Board.

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Section 2. Compensation and Other Benefits. As compensation for the services to be rendered hereunder, during the Term the Company shall pay to the Executive the salary and bonuses, and shall provide the benefits, as set forth in this Section 2.

(a)	Base Salary. The Company shall pay to the Executive an annual base salary of $240,000, payable on a monthly basis commencing on the Effective Date (as the same may be adjusted herein, the “Base Salary”). The Base Salary shall be paid in accordance with the Company’s payroll policies.

(b)	Option Issuance. On the Effective Date, the Company shall issue to Executive options to acquire 20,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at various exercise prices, as set forth in and pursuant to the Option Agreement in the form as attached hereto as Exhibit A (the “Option Agreement”), which Options shall be subject to vesting and forfeiture as set forth herein and in the Option Agreement (the “Options”). The number of shares of Common Stock subject to the Options and the exercise price of the Options shall be subject to adjustment as set forth in the Option Agreement and shall survive the termination of this Agreement.

(c)	Bonus. The Executive shall be eligible to receive any discretionary bonuses as determined by the Board.

(d)	Fringe Benefits. During the Term, the Executive shall be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers.

(e)	Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of Executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

(f)	D&O Insurance. Executive shall have the exclusive option to obtain Directors & Officers Insurance (“D&O Insurance”) and the Company shall reimburse Executive for D&O Insurance.

Section 3. Termination.

(a)	Definition of Cause. For purposes hereof, “Cause” shall mean:

(i)	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

(ii)	misconduct by the Executive to the material detriment of the Company;

(iii)	the Executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

(iv)	the Executive’s gross negligence in the performance of Executive’s duties and responsibilities to the Company as described in this Agreement; or
(v)	the Executive’s material failure to perform Executive’s duties and responsibilities to the Company as described in this Agreement (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure subsequent to the Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the Executive of the specific nature of such material failure and the Executive’s failure to cure such material failure within 10 days following receipt of such notice.

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(b)	Definition of Good Reason. For purposes hereof, “Good Reason” shall mean:

(i)	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the Executive immediately prior to a Change of Control;

(ii)	a reduction in Base Salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; or

(iii)	a material breach by the Company of any of the terms and conditions of this Agreement which the Company fails to correct within 10 days after the Company receives written notice from Executive of such violation.

(c)	Definition of Change of Control. A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

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(d)	Termination by the Company. The Company may terminate the Term and Executive’s employment hereunder at any time, with or without Cause, subject to the terms and conditions herein.

(i)	For Cause. In the event that the Company terminates the Term or Executive’s employment hereunder with Cause, then in such event, subject to Section 3(i), (i) the Company shall pay to Executive any unpaid Base Salary and benefits then owed or accrued, and any unreimbursed expenses, pursuant to the terms of Section 2(e), incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) any unvested portion of any equity granted to Executive hereunder or under the Award Agreement or any other agreements with the Company (collectively, the “Equity Grants”) shall immediately be forfeited as of the termination date without any further action of the Parties; and (iii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(ii)	Without Cause. In the event that the Company terminates the Term or Executive’s employment hereunder without Cause, then in such event, subject to Section 3(i), (i) the Company shall pay to Executive any Base Salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) the Company shall pay to Executive, in one lump sum, an amount equal to the Base Salary that would have been paid to Executive for the remainder of the Initial Term (if such termination occurs during the Initial Term) or Renewal Term (if such termination occurs during a Renewal Term), as applicable, which shall be paid within 10 days following the termination date; (iii) any Equity Grant already made to Executive shall, to the extent not already vested, be deemed automatically vested; and (iv) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(e)	Termination by the Executive. The Executive may terminate the Term and resign from Executive’s employment hereunder at any time, with or without Good Reason.

(i)	With Good Reason. In the event that Executive terminates the Term or resigns from Executive’s employment hereunder with Good Reason, the Company shall pay to Executive the amounts, and Executive shall, subject to Section 3(i), be entitled to such benefits (including without limitation any vesting of unvested shares under any Equity Grant), that would have been payable to Executive or which Executive would have received had the Term and Executive’s employment been terminated by the Company without Cause pursuant to Section 3(d)(ii).

(ii)	Without Good Reason. In the event that Executive terminates the Term or resigns from Executive’s employment hereunder without Good Reason, the Company shall pay to Executive the amounts, and Executive shall be entitled, subject to Section 3(i), to such benefits (including without limitation any vesting of unvested shares under any Equity Grant), that would have been payable to Executive or which Executive would have received had the Term and Executive’s employment been terminated by the Company with Cause pursuant to Section 3(d)(i).

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(f)	Termination by Death or Disability. In the event of the Executive’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) during the Term, the Term and Executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the Executive (or the Executive’s estate) shall be for unpaid Base Salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the Executive’s target bonus for such year and the portion of such year in which the Executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, each of which shall be paid within 10 days following the date of the Executive’s termination, and any unvested portion of any Equity Grants shall immediately be forfeited as of the termination date without any further action of the Parties.

(g)	Non-Renewal. In the event that the Term is not renewed by the Company pursuant to the provisions of Section 1(a), any unvested portion of any Equity Grants shall immediately vest as of the expiration of the Term without any further action of the Parties. In the event that the Term is not renewed by the Executive pursuant to the provisions of Section 1(a), any unvested portion of any Equity Grants shall immediately be forfeited as of the expiration of the Term without any further action of the Parties.

(h)	Change of Control. In the event that a Change of Control occurs during the Term, any unvested portion of any Equity Grants shall, to the extent not already vested, be deemed automatically vested immediately without any further action of the Parties.

(i)	Conflict. In the event of a conflict between the terms and conditions herein and those in any other agreement or contract between the Company and the Executive with respect to any Equity Grants granted to Executive, the terms and conditions of such other agreement or contract shall control.

Section 4. Payments.

(a)	Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment or benefit provided to the Executive under this Agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the Executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence (or, if greater, the state and locality in which Executive is required to file a nonresident income tax return with respect to the Payment) in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

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(b)	All determinations made pursuant to Section 4(a) shall be made by the Company which shall provide its determination and any supporting calculations (the “Determination”) to the Executive within thirty days of the date of the Executive’s termination or any other date selected by the Executive or the Company. Within ten calendar days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the “Dispute”). The existence of any Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payments in accordance with the Determination. If there is no dispute, the Determination by the Company shall be final, binding and conclusive upon the Executive, subject to the application of Section 4(c). Within ten days after the Company’s determination, the Company shall pay to the Executive the Gross-Up Payment, if any. If the Company determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such Determination, furnish Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on Executive’s federal, state, local income or other tax return. The Company agrees to indemnify and hold harmless the Executive of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 4(b), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Company.

(c)	As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that the Gross-Up Payments either will have been made which should not have been made, or will not have been made which should have been made, by the Company (an “Excess Gross-Up Payment” or a “Gross-Up Underpayment,” respectively). If it is established pursuant to (A) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Gross-Up Payment has been made, such Excess Gross-Up Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Gross-Up Payment and the Executive shall repay the Excess Gross-Up Payment to the Company either (i) on demand, if the Executive is in possession of the Excess Gross-Up Payment or (ii) upon the refund of such Excess Gross-Up Payment to the Executive from the IRS, if the IRS is in possession of such Excess Gross-Up Payment, together with interest on the Excess Gross-Up Payment at (X) 120% of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually for any period during which the Executive held such Excess Gross-Up Payment and (Y) the interest rate paid to the Executive by the IRS in respect of any period during which the IRS held such Excess Gross-Up Payment. If a Gross-Up Underpayment occurs as determined under one or more of the following circumstances: (I) such determination is made by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or is made by the IRS, (II) such determination is made by a court, or (III) such determination is made upon the resolution to the Executive’s satisfaction of the Dispute, then the Company shall pay an amount equal to the Gross-Up Underpayment to the Executive within ten calendar days of such determination or resolution, together with interest on such amount at 120% of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Executive pursuant to the terms of this Agreement or otherwise, but for the operation of this Section 4(c), until the date of payment.

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Section 5. Post-Termination Assistance. Upon the Executive’s termination of employment with the Company, the Executive agrees to fully cooperate in all matters relating to the winding up or pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of the Executives’ employment. The Executive further agrees that Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation, litigation, or other dispute in which the Company is or may become a party and as to which the Executive has knowledge; provided, however, that (i) the Company agrees to reimburse the Executive for an agreed upon monetary compensation and any related out-of-pocket expenses, including travel and meal expenses, and (ii) any such assistance may not unreasonably interfere with Executive’s then current employment.

Section 6. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others; provided, however, the Company shall have the right to offset the amount of any funds loaned or advanced to the Executive and not repaid against any severance obligations the Company may have to the Executive hereunder.

Section 7. Confidentiality

(a)	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by Executive in connection with this Agreement, which is related to the products, business and activities of Company, its Affiliates (as defined below), and subsidiaries, and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (a) was lawfully known by Executive without an obligation of confidentiality before its receipt from Company; (b) is independently developed by Executive without reliance on or use of Confidential Information; (c) is or becomes publicly available without a breach by Executive of this Agreement; or (d) is disclosed to Executive by a third party which is not required to maintain its confidentiality. An “Affiliate” of a Party shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such Party at any time during the Term for so long as such control exists.

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(b)	Company Ownership. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Subject to the terms and conditions of this Agreement, Company hereby grants Executive a non-exclusive, non-transferable, license during the Term to use any Confidential Information solely to the extent that such Confidential Information is necessary for the performance of Executive’s duties hereunder. Executive shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in Confidential Information, which shall be the sole and exclusive property and confidential information of Company. No identifying marks, copyright or proprietary right notices may be deleted from any copy of Confidential Information. Nothing contained herein shall be construed to limit the rights of Company from performing similar services for, or delivering the same or similar deliverable to, third parties using the Confidential Information and/or using the same personnel to provide any such services or deliverables.

(c)	Confidentiality Obligations. Executive agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any person or entity or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company, other than disclosure to Executive’s, partners, principals, directors, officers, employees, subcontractors and agents on a “need-to-know” basis as reasonably required for the performance of Executive’s obligations hereunder or as otherwise agreed to herein. Executive shall be responsible to Company for any violation of this Section 7 by Executive’s employees, subcontractors, and agents. Executive shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Executive employs concerning its own information of like kind and character.

(d)	Required Disclosure. If Executive is requested to disclose any of the Confidential Information as part of an administrative or judicial proceeding, Executive shall, to the extent permitted by applicable law, promptly notify Company of that request and cooperate with Company, at Company’s expense, in seeking a protective order or similar confidential treatment for the Confidential Information. If no protective order or other confidential treatment is obtained, Executive shall disclose only that portion of Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information which is required to be disclosed.

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(e)	Enforcement. Executive acknowledges that the Confidential Information is unique and valuable, and that remedies at law will be inadequate to protect Company from any actual or threatened breach of this Section 7 by Executive and that any such breach would cause irreparable and continuing injury to Company. Therefore, Executive agrees that Company shall be entitled to seek equitable relief with respect to the enforcement of this Section 7 without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to Company at law or in equity. For greater clarity, in the event of a breach or threatened breach by Executive of any of the provisions of this Section 7, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, Company shall be entitled to a permanent injunction or other like remedy in order to prevent or restrain any such breach or threatened breach by Executive, and Executive agrees that an interim injunction may be granted against Executive immediately on the commencement of any action, claim, suit or proceeding by Company to enforce the provisions of this Section 7, and Executive further irrevocably consents to the granting of any such interim or permanent injunction or any like remedy. If any action at law or in equity is necessary to enforce the terms of this Section 7, Executive, if it is determined to be at fault, shall pay Company’s reasonable legal fees and expenses on a substantial indemnity basis.

(f)	Related Duties. Executive shall: (i) promptly deliver to Company upon Company’s request all materials in Executive’s possession which contain Confidential Information; (ii) use its best efforts to prevent any unauthorized use or disclosure of the Confidential Information; (iii) notify Company in writing immediately upon discovery of any such unauthorized use or disclosure; and (iv) cooperate in every reasonable way to regain possession of any Confidential Information and to prevent further unauthorized use and disclosure thereof.

(g)	Legal Exceptions. Further notwithstanding the foregoing provisions of this Section 7, Executive may disclose confidential information as may be expressly required by law, governmental rule, regulation, executive order, court order, or in connection with a dispute between the Parties; provided that prior to making any such disclosure, subject to applicable law, Executive shall use its best efforts to: (i) provide Company with at least fifteen (15) days’ prior written notice setting forth with specificity the reason(s) for such disclosure, supporting documentation therefor, and the circumstances giving rise thereto; and (ii) limit the scope and duration of such disclosure to the strictest possible extent.

(h)	Limitation. Except as specifically set forth herein, no licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to Executive hereunder, or are to be implied by this Agreement. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their affiliates relating to the same subject matter shall not: (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

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Section 8. Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Executive agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Executive in the course of any work performed for Company (“Company Work Product”). Executive agrees (a) to use Executive’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Executive agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

(c)	Assignment of Company Work Product. Executive irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Executive retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Executive hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Executive owned or controlled Work Product or technology that Executive uses to complete the services and which is necessary for Company to use or exploit the Company Work Product.

(d)	Assistance. Executive agrees to cooperate with Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Executive will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Executive at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Executive at Company’s request on such assistance.

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(e)	Execution of Documents. In the event Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document requested by Company pursuant to this Section 8 within seven (7) days of the Company’s initial request to Executive, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 8 with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to Company.

(f)	Executive Representations and Warranties. Executive hereby represents and warrants that: (i) Company Work Product will be an original work of Executive or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) Executive will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party; (v) Executive has full right and power to enter into and perform Executive’s obligations under this Agreement without the consent of any third party; (vi) Executive will use best efforts to prevent injury to any person (including employees of Company) or damage to property (including Company’s property) during the Term; and (vii) should Company permit Executive to use any of Company’s equipment, tools, or facilities during the Term, such permission shall be gratuitous and Executive shall be responsible for any injury to any person (including death) or damage to property (including Company’s property) arising out of use of such equipment, tools or facilities.

Section 9. Non-Solicitation

(a)	Existing Business Interests. The Parties acknowledge that the Company is engaged in the various business as disclosed to the Executive (together with such other activities as may be engaged in from time to time, the “Existing Business”). As part of this Existing Business, Company has developed and continues to develop Confidential Information regarding the operation of such business. In addition, Company has developed and continues to develop substantial relationships with existing and prospective clients, accounts, suppliers and others, as well as goodwill associated with these relationships and business. These relationships are a substantial business asset owned by, and proprietary to, Company and are integral to Company’s Existing Business and continued operation.

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(b)	Developing Business Interests. The Company also is engaged in expanding its business by developing new business concepts and services (the “Developing Business”). As part of this Developing Business, the Company has developed and continues to develop Confidential Information related thereto, valuable relationships with prospective and existing clients, accounts, suppliers and others, and continues to create goodwill associated with these relationships and business. The Developing Business is a substantial business asset owned by, and proprietary to, the Company.

(c)	Other Legitimate Business Interests. In addition to the Existing Business and the Developing Business, Company has other legitimate business interests which are necessary to protect through the provisions of this Section 9, which Executive acknowledges include, but are not limited to the following (collectively the “Other Legitimate Business Interests”):

(i)	The Company has expended considerable resources in developing relationships with its suppliers, clients and customers;

(ii)	The Company has expended considerable resources to recruit and hire vendors and/or employees who could perform services for Company;

(iii)	Executive may, through the contractual relationship set forth herein, develop a substantial relationship with Company’s existing or potential clients, including but not limited to being the sole or primary contact between Company and its clients and principals; and

(iv)	The relationship between Company and its clients and principals will depend on the quality and quantity of the services Executive performs for Company.

(d)	Acknowledgement of Company’s Right to Protection of Business Interests. Executive acknowledges and agrees that Company desires, is entitled to, and deserves, protection of its legitimate business interests associated with the Existing Business, the Developing Business and the Other Legitimate Business Interests. Accordingly, Executive agrees to the restrictions set forth in this Section 9 as reasonable under the circumstances.

(e)	No-Solicitation. In recognition and consideration of Company’s Existing Business, Developing Business and Other Legitimate Business Interests, subject to applicable law, Executive agrees that, for the Term and for a period of three (3) years thereafter, Executive shall not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company. Nothing in this Section 9(e) shall prohibit Executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to such general recruitment advertisement.

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(f)	Remedies for Breach of Restrictions.

(i)	Executive admits and agrees that Executive’s breach of the provisions of this Section 9 would result in irreparable harm to Company. Accordingly, in the event of Executive’s breach or threatened breach of such restrictions, Executive agrees that Company shall be entitled to an injunction restraining such breach or threatened breach without the necessity of posting a bond or other security. Further, in the event of Executive’s breach, the duration of the restrictions contained in this Section 9 shall be extended for the entire time that the breach existed so that Company is provided with the full time period provided herein.

(ii)	In addition to injunctive relief, Company shall be entitled to any other remedy available in law or equity by reason of Executive’s breach or threatened breach of the restrictions contained in this Section 9.

(iii)	If the Company retains an attorney to enforce the provisions of this Section 9, the Company shall be entitled to recover its reasonable attorneys’ fees and costs so incurred from Executive, both prior to filing a lawsuit, during the lawsuit and on appeal.

(g)	Blue Pencil. Executive has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in such Section 9 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the Parties hereto agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Executive. It is the intent of the Parties hereto that the court, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible.

Section 10. Representations and Warranties Relating to Securities. The Options, and any shares of Common Stock or other securities of the Company that may be issued or granted to the Executive hereunder or pursuant to any other agreement between the Company and the Executive in connection with the transactions contemplated herein may be referred to as the “Securities”, and Executive represents and warrants to the Company as set forth in this Section 10 with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

(a)	Executive is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act (an “Accredited Investor”).

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(b)	Executive hereby represent that the Securities awarded pursuant to this Agreement are being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

(c)	Executive understands that the Securities is being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.

(d)	Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as Executive has considered necessary to make an informed investment decision with respect to Executive’s investment in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive, either personally, or together with Executive’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Executive and Executive’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Executive’s financial condition is such that Executive is able to bear the risk of holding the Securities that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Securities to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

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(e)	Executive also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Securities should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.

(f)	Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)	Executive understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(h)	This Agreement has been duly and validly authorized by Executive. This Agreement has been duly executed and delivered on behalf of Executive, and this Agreement constitutes a valid and binding agreement of Executive enforceable in accordance with its terms, subject to the application of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

(i)	Executive is an individual resident of the state set forth in the notices provision for Executive herein.

Section 11. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 12. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 13. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 14. Entire Agreement; Effectiveness of Agreement. This Agreement, the Option Agreement and any other agreement entered into between the Company and Executive with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

Section 15. Survival. The provisions of Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 8, Section 9 and Section 13 through Section 26, inclusive, shall survive any termination or expiration of this Agreement, and provided that any expiration or termination of this Agreement shall not excuse a Party from compliance with, or fulfillment of, any obligations or conditions which arose prior to such expiration or termination.

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Section 16. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 17. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 18, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Orange County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 17(c).

(d)	Subject to the provisions of Section 18, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 18. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Executive’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration will take place via remote telecommunication means, unless the Parties mutually agree otherwise, in the event that arbitrator requires an in-person arbitration and the Parties cannot agree on a location, then the arbitration will take place in Newport Beach, California. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 17(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 19. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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Section 20. Indemnification. During the Term, the Executive shall be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the Executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the Executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the Term. Any indemnification agreement entered into between the Company and the Executive shall continue in full force and effect in accordance with its terms following the termination of this Agreement.

Section 21. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 22. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

Bitech Technologies Corporation

Attention: [_____________]

895 Dove Street, Suite 300

Newport Beach, CA 92660

Email: [_____________]

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jacomanolis@alclaw.com

If to Executive, to the address and email address for Executive as set forth in the books and records of the Company.

Section 23. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 24. Counsel. The Parties acknowledge and agree that Anthony, Linder & Cacomanolis, PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Executive individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Executive in Executive’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 25. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 26. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Bitech Technologies Corporation

By:
Name:
Title:

Executive: Benjamin Tran

By:
Name:	Benjamin Tran

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Exhibit A

Option Agreement

(Attached)

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Exhibit D-2

Cole Johnson Employment Agreement

Executive Employment Agreement

[Cole Johnson]

Dated as of [________], 2024

This Executive Employment Agreement (the “Agreement”) dated as of the date first set forth above (the “Effective Date”) is entered into by and between Bitech Technologies Corporation, a Delaware corporation (the “Company”) and Cole Johnson (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company now desires to employ the Executive as the President of the BESS and Solar Division of the Company and the Executive desires to serve in such capacities on behalf of the Company, in each case subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1. Employment.

(a)	Term. The term of this Agreement (the “Initial Term”) shall begin as of the Effective Date and shall end on the earlier of (i) the fifth (5th) annual anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with Section 3. The Initial Term and any Renewal Term (as defined below) shall automatically be extended for one or more additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Executive provides notice to the other Party of their desire to not so renew the Initial Term or Renewal Term (as applicable) with at least thirty (30) days’ written notice prior to the expiration of the then-current Initial Term or Renewal Term, as applicable. Executive’s employment with the Company shall be “at will,” meaning that either Executive or the Company may terminate Executive’s employment at any time and for any reason, subject to Section 3. Any contrary representations that may have been made to Executive are superseded by this Agreement.

(b)	Duties. The Company hereby appoints Executive, and Executive shall serve, as the President of the BESS and Solar Division of the Company and shall report to the Chief Executive Officer of the Company and the Board of Directors of the Company (the “Board”) and to such other persons as designated by the Chief Executive Officer or the Board. The Executive shall have such duties and responsibilities as are consistent with Executive’s position with the Company. In addition, the Executive shall perform all other duties and accept all other responsibilities incident to such position as may reasonably assigned to Executive by the Board.

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Section 2. Compensation and Other Benefits. As compensation for the services to be rendered hereunder, during the Term the Company shall pay to the Executive the salary and bonuses, and shall provide the benefits, as set forth in this Section 2.

(a)	Base Salary. The Company shall pay to the Executive an annual base salary of $200,000, payable on a monthly basis commencing on the Effective Date (as the same may be adjusted herein, the “Base Salary”). The Base Salary shall be paid in accordance with the Company’s payroll policies.

(b)	Option Issuance. On the Effective Date, the Company shall issue to Executive options to acquire 68,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at various exercise prices, as set forth in and pursuant to the Option Agreement in the form as attached hereto as Exhibit A (the “Option Agreement”), which Options shall be subject to vesting and forfeiture as set forth herein and in the Option Agreement (the “Options”). The number of shares of Common Stock subject to the Options and the exercise price of the Options shall be subject to adjustment as set forth in the Option Agreement and shall survive the termination of this Agreement.

(c)	Bonus. The Executive shall be eligible to receive any discretionary bonuses as determined by the Board.

(d)	Fringe Benefits. During the Term, the Executive shall be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers.

(e)	Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of Executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

(f)	D&O Insurance. Executive shall have the exclusive option to obtain Directors & Officers Insurance (“D&O Insurance”) and the Company shall reimburse Executive for D&O Insurance.

Section 3. Termination.

(a) Definition of Cause. For purposes hereof, “Cause” shall mean:

(i)	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

(ii)	misconduct by the Executive to the material detriment of the Company;

(iii)	the Executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

(iv)	the Executive’s gross negligence in the performance of Executive’s duties and responsibilities to the Company as described in this Agreement; or

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(v)	the Executive’s material failure to perform Executive’s duties and responsibilities to the Company as described in this Agreement (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure subsequent to the Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the Executive of the specific nature of such material failure and the Executive’s failure to cure such material failure within 10 days following receipt of such notice.

(b) Definition of Good Reason. For purposes hereof, “Good Reason” shall mean:

(i)	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the Executive immediately prior to a Change of Control;

(ii)	a reduction in Base Salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; or

(iii)	a material breach by the Company of any of the terms and conditions of this Agreement which the Company fails to correct within 10 days after the Company receives written notice from Executive of such violation.

(c)	Definition of Change of Control. A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

(d)	Termination by the Company. The Company may terminate the Term and Executive’s employment hereunder at any time, with or without Cause, subject to the terms and conditions herein.

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(i)	For Cause. In the event that the Company terminates the Term or Executive’s employment hereunder with Cause, then in such event, subject to Section 3(i), (i) the Company shall pay to Executive any unpaid Base Salary and benefits then owed or accrued, and any unreimbursed expenses, pursuant to the terms of Section 2(e), incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) any unvested portion of any equity granted to Executive hereunder or under the Award Agreement or any other agreements with the Company (collectively, the “Equity Grants”) shall immediately be forfeited as of the termination date without any further action of the Parties; and (iii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(ii)	Without Cause. In the event that the Company terminates the Term or Executive’s employment hereunder without Cause, then in such event, subject to Section 3(i), (i) the Company shall pay to Executive any Base Salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) the Company shall pay to Executive, in one lump sum, an amount equal to the Base Salary that would have been paid to Executive for the remainder of the Initial Term (if such termination occurs during the Initial Term) or Renewal Term (if such termination occurs during a Renewal Term), as applicable, which shall be paid within 10 days following the termination date; (iii) any Equity Grant already made to Executive shall, to the extent not already vested, be deemed automatically vested; and (iv) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(e) Termination by the Executive. The Executive may terminate the Term and resign from Executive’s employment hereunder at any time, with or without Good Reason.

(i)	With Good Reason. In the event that Executive terminates the Term or resigns from Executive’s employment hereunder with Good Reason, the Company shall pay to Executive the amounts, and Executive shall, subject to Section 3(i), be entitled to such benefits (including without limitation any vesting of unvested shares under any Equity Grant), that would have been payable to Executive or which Executive would have received had the Term and Executive’s employment been terminated by the Company without Cause pursuant to Section 3(d)(ii).

(ii)	Without Good Reason. In the event that Executive terminates the Term or resigns from Executive’s employment hereunder without Good Reason, the Company shall pay to Executive the amounts, and Executive shall be entitled, subject to Section 3(i), to such benefits (including without limitation any vesting of unvested shares under any Equity Grant), that would have been payable to Executive or which Executive would have received had the Term and Executive’s employment been terminated by the Company with Cause pursuant to Section 3(d)(i).

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(f)	Termination by Death or Disability. In the event of the Executive’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) during the Term, the Term and Executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the Executive (or the Executive’s estate) shall be for unpaid Base Salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the Executive’s target bonus for such year and the portion of such year in which the Executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, each of which shall be paid within 10 days following the date of the Executive’s termination, and any unvested portion of any Equity Grants shall immediately be forfeited as of the termination date without any further action of the Parties.

(g)	Non-Renewal. In the event that the Term is not renewed by the Company pursuant to the provisions of Section 1(a), any unvested portion of any Equity Grants shall immediately vest as of the expiration of the Term without any further action of the Parties. In the event that the Term is not renewed by the Executive pursuant to the provisions of Section 1(a), any unvested portion of any Equity Grants shall immediately be forfeited as of the expiration of the Term without any further action of the Parties.

(h)	Change of Control. In the event that a Change of Control occurs during the Term, any unvested portion of any Equity Grants shall, to the extent not already vested, be deemed automatically vested immediately without any further action of the Parties.

(i)	Conflict. In the event of a conflict between the terms and conditions herein and those in any other agreement or contract between the Company and the Executive with respect to any Equity Grants granted to Executive, the terms and conditions of such other agreement or contract shall control.

Section 4. Payments.

(a)	Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment or benefit provided to the Executive under this Agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the Executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence (or, if greater, the state and locality in which Executive is required to file a nonresident income tax return with respect to the Payment) in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

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(b)	All determinations made pursuant to Section 4(a) shall be made by the Company which shall provide its determination and any supporting calculations (the “Determination”) to the Executive within thirty days of the date of the Executive’s termination or any other date selected by the Executive or the Company. Within ten calendar days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the “Dispute”). The existence of any Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payments in accordance with the Determination. If there is no dispute, the Determination by the Company shall be final, binding and conclusive upon the Executive, subject to the application of Section 4(c). Within ten days after the Company’s determination, the Company shall pay to the Executive the Gross-Up Payment, if any. If the Company determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such Determination, furnish Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on Executive’s federal, state, local income or other tax return. The Company agrees to indemnify and hold harmless the Executive of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 4(b), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Company.

(c)	As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that the Gross-Up Payments either will have been made which should not have been made, or will not have been made which should have been made, by the Company (an “Excess Gross-Up Payment” or a “Gross-Up Underpayment,” respectively). If it is established pursuant to (A) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Gross-Up Payment has been made, such Excess Gross-Up Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Gross-Up Payment and the Executive shall repay the Excess Gross-Up Payment to the Company either (i) on demand, if the Executive is in possession of the Excess Gross-Up Payment or (ii) upon the refund of such Excess Gross-Up Payment to the Executive from the IRS, if the IRS is in possession of such Excess Gross-Up Payment, together with interest on the Excess Gross-Up Payment at (X) 120% of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually for any period during which the Executive held such Excess Gross-Up Payment and (Y) the interest rate paid to the Executive by the IRS in respect of any period during which the IRS held such Excess Gross-Up Payment. If a Gross-Up Underpayment occurs as determined under one or more of the following circumstances: (I) such determination is made by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or is made by the IRS, (II) such determination is made by a court, or (III) such determination is made upon the resolution to the Executive’s satisfaction of the Dispute, then the Company shall pay an amount equal to the Gross-Up Underpayment to the Executive within ten calendar days of such determination or resolution, together with interest on such amount at 120% of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Executive pursuant to the terms of this Agreement or otherwise, but for the operation of this Section 4(c), until the date of payment.

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Section 5. Post-Termination Assistance. Upon the Executive’s termination of employment with the Company, the Executive agrees to fully cooperate in all matters relating to the winding up or pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of the Executives’ employment. The Executive further agrees that Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation, litigation, or other dispute in which the Company is or may become a party and as to which the Executive has knowledge; provided, however, that (i) the Company agrees to reimburse the Executive for an agreed upon monetary compensation and any related out-of-pocket expenses, including travel and meal expenses, and (ii) any such assistance may not unreasonably interfere with Executive’s then current employment.

Section 6. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others; provided, however, the Company shall have the right to offset the amount of any funds loaned or advanced to the Executive and not repaid against any severance obligations the Company may have to the Executive hereunder.

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Section 7. Confidentiality

(a)	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by Executive in connection with this Agreement, which is related to the products, business and activities of Company, its Affiliates (as defined below), and subsidiaries, and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (a) was lawfully known by Executive without an obligation of confidentiality before its receipt from Company; (b) is independently developed by Executive without reliance on or use of Confidential Information; (c) is or becomes publicly available without a breach by Executive of this Agreement; or (d) is disclosed to Executive by a third party which is not required to maintain its confidentiality. An “Affiliate” of a Party shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such Party at any time during the Term for so long as such control exists.

(b)	Company Ownership. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Subject to the terms and conditions of this Agreement, Company hereby grants Executive a non-exclusive, non-transferable, license during the Term to use any Confidential Information solely to the extent that such Confidential Information is necessary for the performance of Executive’s duties hereunder. Executive shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in Confidential Information, which shall be the sole and exclusive property and confidential information of Company. No identifying marks, copyright or proprietary right notices may be deleted from any copy of Confidential Information. Nothing contained herein shall be construed to limit the rights of Company from performing similar services for, or delivering the same or similar deliverable to, third parties using the Confidential Information and/or using the same personnel to provide any such services or deliverables.

(c)	Confidentiality Obligations. Executive agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any person or entity or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company, other than disclosure to Executive’s, partners, principals, directors, officers, employees, subcontractors and agents on a “need-to-know” basis as reasonably required for the performance of Executive’s obligations hereunder or as otherwise agreed to herein. Executive shall be responsible to Company for any violation of this Section 7 by Executive’s employees, subcontractors, and agents. Executive shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Executive employs concerning its own information of like kind and character.

(d)	Required Disclosure. If Executive is requested to disclose any of the Confidential Information as part of an administrative or judicial proceeding, Executive shall, to the extent permitted by applicable law, promptly notify Company of that request and cooperate with Company, at Company’s expense, in seeking a protective order or similar confidential treatment for the Confidential Information. If no protective order or other confidential treatment is obtained, Executive shall disclose only that portion of Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information which is required to be disclosed.

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(e)	Enforcement. Executive acknowledges that the Confidential Information is unique and valuable, and that remedies at law will be inadequate to protect Company from any actual or threatened breach of this Section 7 by Executive and that any such breach would cause irreparable and continuing injury to Company. Therefore, Executive agrees that Company shall be entitled to seek equitable relief with respect to the enforcement of this Section 7 without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to Company at law or in equity. For greater clarity, in the event of a breach or threatened breach by Executive of any of the provisions of this Section 7, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, Company shall be entitled to a permanent injunction or other like remedy in order to prevent or restrain any such breach or threatened breach by Executive, and Executive agrees that an interim injunction may be granted against Executive immediately on the commencement of any action, claim, suit or proceeding by Company to enforce the provisions of this Section 7, and Executive further irrevocably consents to the granting of any such interim or permanent injunction or any like remedy. If any action at law or in equity is necessary to enforce the terms of this Section 7, Executive, if it is determined to be at fault, shall pay Company’s reasonable legal fees and expenses on a substantial indemnity basis.

(f)	Related Duties. Executive shall: (i) promptly deliver to Company upon Company’s request all materials in Executive’s possession which contain Confidential Information; (ii) use its best efforts to prevent any unauthorized use or disclosure of the Confidential Information; (iii) notify Company in writing immediately upon discovery of any such unauthorized use or disclosure; and (iv) cooperate in every reasonable way to regain possession of any Confidential Information and to prevent further unauthorized use and disclosure thereof.

(g)	Legal Exceptions. Further notwithstanding the foregoing provisions of this Section 7, Executive may disclose confidential information as may be expressly required by law, governmental rule, regulation, executive order, court order, or in connection with a dispute between the Parties; provided that prior to making any such disclosure, subject to applicable law, Executive shall use its best efforts to: (i) provide Company with at least fifteen (15) days’ prior written notice setting forth with specificity the reason(s) for such disclosure, supporting documentation therefor, and the circumstances giving rise thereto; and (ii) limit the scope and duration of such disclosure to the strictest possible extent.

(h)	Limitation. Except as specifically set forth herein, no licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to Executive hereunder, or are to be implied by this Agreement. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their affiliates relating to the same subject matter shall not: (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

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Section 8. Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Executive agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Executive in the course of any work performed for Company (“Company Work Product”). Executive agrees (a) to use Executive’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Executive agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

(c)	Assignment of Company Work Product. Executive irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Executive retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Executive hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Executive owned or controlled Work Product or technology that Executive uses to complete the services and which is necessary for Company to use or exploit the Company Work Product.

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(d)	Assistance. Executive agrees to cooperate with Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Executive will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Executive at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Executive at Company’s request on such assistance.

(e)	Execution of Documents. In the event Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document requested by Company pursuant to this Section 8 within seven (7) days of the Company’s initial request to Executive, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 8 with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to Company.

(f)	Executive Representations and Warranties. Executive hereby represents and warrants that: (i) Company Work Product will be an original work of Executive or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) Executive will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party; (v) Executive has full right and power to enter into and perform Executive’s obligations under this Agreement without the consent of any third party; (vi) Executive will use best efforts to prevent injury to any person (including employees of Company) or damage to property (including Company’s property) during the Term; and (vii) should Company permit Executive to use any of Company’s equipment, tools, or facilities during the Term, such permission shall be gratuitous and Executive shall be responsible for any injury to any person (including death) or damage to property (including Company’s property) arising out of use of such equipment, tools or facilities.

Section 9. Non-Solicitation

(a)	Existing Business Interests. The Parties acknowledge that the Company is engaged in the various business as disclosed to the Executive (together with such other activities as may be engaged in from time to time, the “Existing Business”). As part of this Existing Business, Company has developed and continues to develop Confidential Information regarding the operation of such business. In addition, Company has developed and continues to develop substantial relationships with existing and prospective clients, accounts, suppliers and others, as well as goodwill associated with these relationships and business. These relationships are a substantial business asset owned by, and proprietary to, Company and are integral to Company’s Existing Business and continued operation.
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(b)	Developing Business Interests. The Company also is engaged in expanding its business by developing new business concepts and services (the “Developing Business”). As part of this Developing Business, the Company has developed and continues to develop Confidential Information related thereto, valuable relationships with prospective and existing clients, accounts, suppliers and others, and continues to create goodwill associated with these relationships and business. The Developing Business is a substantial business asset owned by, and proprietary to, the Company.

(c)	Other Legitimate Business Interests. In addition to the Existing Business and the Developing Business, Company has other legitimate business interests which are necessary to protect through the provisions of this Section 9, which Executive acknowledges include, but are not limited to the following (collectively the “Other Legitimate Business Interests”):

(i)	The Company has expended considerable resources in developing relationships with its suppliers, clients and customers;

(ii)	The Company has expended considerable resources to recruit and hire vendors and/or employees who could perform services for Company;

(iii)	Executive may, through the contractual relationship set forth herein, develop a substantial relationship with Company’s existing or potential clients, including but not limited to being the sole or primary contact between Company and its clients and principals; and

(iv)	The relationship between Company and its clients and principals will depend on the quality and quantity of the services Executive performs for Company.

(d)	Acknowledgement of Company’s Right to Protection of Business Interests. Executive acknowledges and agrees that Company desires, is entitled to, and deserves, protection of its legitimate business interests associated with the Existing Business, the Developing Business and the Other Legitimate Business Interests. Accordingly, Executive agrees to the restrictions set forth in this Section 9 as reasonable under the circumstances.
(e)	No-Solicitation. In recognition and consideration of Company’s Existing Business, Developing Business and Other Legitimate Business Interests, subject to applicable law, Executive agrees that, for the Term and for a period of three (3) years thereafter, Executive shall not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company. Nothing in this Section 9(e) shall prohibit Executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to such general recruitment advertisement.

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(f) Remedies for Breach of Restrictions.

(i)	Executive admits and agrees that Executive’s breach of the provisions of this Section 9 would result in irreparable harm to Company. Accordingly, in the event of Executive’s breach or threatened breach of such restrictions, Executive agrees that Company shall be entitled to an injunction restraining such breach or threatened breach without the necessity of posting a bond or other security. Further, in the event of Executive’s breach, the duration of the restrictions contained in this Section 9 shall be extended for the entire time that the breach existed so that Company is provided with the full time period provided herein.

(ii)	In addition to injunctive relief, Company shall be entitled to any other remedy available in law or equity by reason of Executive’s breach or threatened breach of the restrictions contained in this Section 9.

(iii)	If the Company retains an attorney to enforce the provisions of this Section 9, the Company shall be entitled to recover its reasonable attorneys’ fees and costs so incurred from Executive, both prior to filing a lawsuit, during the lawsuit and on appeal.

(g)	Blue Pencil. Executive has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in such Section 9 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the Parties hereto agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Executive. It is the intent of the Parties hereto that the court, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible.

Section 10. Representations and Warranties Relating to Securities. The Options, and any shares of Common Stock or other securities of the Company that may be issued or granted to the Executive hereunder or pursuant to any other agreement between the Company and the Executive in connection with the transactions contemplated herein may be referred to as the “Securities”, and Executive represents and warrants to the Company as set forth in this Section 10 with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

(a)	Executive is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act (an “Accredited Investor”).

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(b)	Executive hereby represent that the Securities awarded pursuant to this Agreement are being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

(c)	Executive understands that the Securities is being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.

(d)	Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as Executive has considered necessary to make an informed investment decision with respect to Executive’s investment in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive, either personally, or together with Executive’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Executive and Executive’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Executive’s financial condition is such that Executive is able to bear the risk of holding the Securities that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Securities to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

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(e)	Executive also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Securities should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.

(f)	Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)	Executive understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(h)	This Agreement has been duly and validly authorized by Executive. This Agreement has been duly executed and delivered on behalf of Executive, and this Agreement constitutes a valid and binding agreement of Executive enforceable in accordance with its terms, subject to the application of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

(i)	Executive is an individual resident of the state set forth in the notices provision for Executive herein.

Section 11. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 12. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 13. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 14. Entire Agreement; Effectiveness of Agreement. This Agreement, the Option Agreement and any other agreement entered into between the Company and Executive with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

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Section 15. Survival. The provisions of Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 8, Section 9 and Section 13 through Section 26, inclusive, shall survive any termination or expiration of this Agreement, and provided that any expiration or termination of this Agreement shall not excuse a Party from compliance with, or fulfillment of, any obligations or conditions which arose prior to such expiration or termination.

Section 16. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 17. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 18, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Orange County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.
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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 17(c).

(d)	Subject to the provisions of Section 18, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 18. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Executive’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration will take place via remote telecommunication means, unless the Parties mutually agree otherwise, in the event that arbitrator requires an in-person arbitration and the Parties cannot agree on a location, then the arbitration will take place in Newport Beach, California. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 17(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 19. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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Section 20. Indemnification. During the Term, the Executive shall be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the Executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the Executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the Term. Any indemnification agreement entered into between the Company and the Executive shall continue in full force and effect in accordance with its terms following the termination of this Agreement.

Section 21. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 22. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

Bitech Technologies Corporation

Attention: Benjamin Tran

895 Dove Street, Suite 300

Newport Beach, CA 92660

Email: ben@bitech.tech

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jacomanolis@alclaw.com

If to Executive, to the address and email address for Executive as set forth in the books and records of the Company.

Section 23. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 24. Counsel. The Parties acknowledge and agree that Anthony, Linder & Cacomanolis, PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Executive individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Executive in Executive’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 25. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 26. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Bitech Technologies Corporation

By:
Name:	Benjamin Tran
Title:	Chief Executive Officer

Executive:	Cole Johnson

By:
Name:	Cole Johnson

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Exhibit A

Option Agreement

(Attached)

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Exhibit E-1

Benjamin Tran Option Agreement

Option Agreement

[Benjamin Tran]

Dated as of [_______], 2024

This Option Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between Bitech Technologies Corporation, a Delaware corporation and Benjamin Tran (“Holder”). The Company and Holder may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company and Holder are the parties to that certain Executive Employment Agreement dated as of the Award Date (the “Employment Agreement);

WHEREAS, pursuant to the Employment Agreement the Parties have agreed to enter into the Agreement to grant to Holder options to acquire certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Defined Terms. Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

Section 2. Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Holder as of the Award Date, the right and option (the “Options”) to purchase all or any part of the number of shares of Common Stock as set forth on Schedule A attached to this Agreement, subject to the terms and conditions of this Agreement and the Employment Agreement. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3. Vesting and Rights to the Options.

(a)	The Options will be subject to vesting and forfeiture pursuant to the provisions herein and in the Employment Agreement.

(b)	Subject to the other provisions herein, the Options will vest in accordance with the vesting schedule and terms set forth in Schedule A attached hereto and pursuant to the terms of the Employment Agreement. If the Options do not vest according to the terms and conditions set forth in Schedule A, the Options will be forfeited and returned to the Company, and all Holder’s rights, or the rights of Holder’s heirs in and to such Options will terminate, unless the Board of Directors of the Company (the “Board”) determines otherwise in its sole and absolute discretion.

(c)	Any portion of the Options which have vested in accordance with the terms and conditions herein shall be referred to as the “Vested Options.”

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Section 4. Option Period. Vested Options shall be exercisable at any time following the date of such vesting and expiring on the tenth anniversary of the Award Date (such period, the “Option Period”). To the extent not exercised by the end of the Option Period, the Options shall automatically expire and terminate.

Section 5. Price. The exercise price of the Options shall be a variably price, as follows, subject to adjustment as set forth herein (as applicable, the “Exercise Price”):

(a)	The Exercise Price for the first 1/5th of the granted Options shall be $0.50 per share of Common Stock, and the Option may be exercised on or after the first annual anniversary of the Award Date.

(b)	The Exercise Price for the second 1/5th of the granted Options shall be $0.75 per share of Common Stock, and the Option may be exercised on or after the second annual anniversary of the Award Date.

(c)	The Exercise Price for the third 1/5th of the granted Options shall be $1.00 per share of Common Stock, and the Option may be exercised on or after the third annual anniversary of the Award Date.

(d)	The Exercise Price for the fourth 1/5th of the granted Options shall be $1.25 per share of Common Stock, and the Option may be exercised on or after the fourth annual anniversary of the Award Date.

(e)	The Exercise Price for the final 1/5th of the granted Options shall be $1.50 per share of Common Stock, and the Option may be exercised on or after the fifth annual anniversary of the Award Date.

Section 6. Exercise.

(a)	Vested Options shall be exercisable by Holder delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit 1 (the “Exercise Notice”) and complying with the remaining terms and conditions herein.

(b)	The Exercise Notice shall be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock being purchased (the “Purchase Price”), by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company.

(c)	Holder’s payment for exercise of the Vested Options shall be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes If the Holder fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Vested Options or (ii) withhold and set-off against compensation and any other amounts payable to the Holder the amount of such required payment. Such withholding may be in the shares underlying the Vested Options at the sole discretion of the Company.

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(d)	Upon receipt of the Purchase Price, together with written notice, and Holder’s compliance with the other provisions herein, the Company will record the Holder as the beneficial owner of the applicable shares of Common Stock in the books and records of the Company. The shares of Common Stock shall not be certificated. With respect to any exercise of the Vested Options, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the “Exercise Date”), except that, if the date of such receipt is a date on which the share transfer books of the Company are closed, Holder will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

Section 7. Adjustments. Upon the occurrence of any of the following events, the Holder’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Holder and the Company relating to the Options:

(a)	If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of Vested Options which have not been exercised as of such time shall be equitably and appropriately increased or decreased proportionately, and appropriate and equitable adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or share dividend. By way of example and not limitation, in the event that after the Award Date the Company completes a 2 for 1 forward split of the Common Stock, wherein each share of Common Stock is divided into two shares of Common Stock, the number of remaining unexercised Options shall be increased by 100% and the then-applicable Exercise Price shall be reduced by 50%.

(b)	If the Company is merged or consolidated with or is acquired by another entity (any, an “Acquisition”), the Acquisition agreement shall provide that the Options shall be assumed by the surviving entity and the Exercise Prices and number of Options shall be equitably adjusted.

(c)	In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 7(b)) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Holder upon exercising the Vested Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Holder would have received if the Holder had exercised the Vested Options prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Section 7, no fractional shares shall be issued and the Holder shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Board.

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(d)	The Board or the successor Board of Directors shall determine the specific adjustments to be made under this Section 7, and its determination shall be conclusive. If the Holder receives securities or cash in connection with a transaction described in this Section 7 above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options with respect to which such securities or cash were issued, unless otherwise determined by the Board or the successor Board.

Section 8. Necessity to Become Holder of Record. The Holder shall not have any rights as a member of the Company with respect to any shares of Common Stock underlying the Options until Holder shall have become the holder of record of such shares of Common Stock. No dividends or cash distributions, ordinary or extraordinary, as to any shares of Common Stock shall be paid to or provided to the Holder if the record date is prior to the date on which Holder became the holder of record of the applicable shares of Common Stock.

Section 9. Conditions to Exercise of Vested Options. In order to enable the Company to comply with the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and relevant state law, the Company may require the Holder, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for Holder’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law. The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

Section 10. Representations and Warranties. Holder hereby makes the representations and warranties as set forth in the Employment Agreement, with respect to the receipt of the Options and the shares of Common Stock that may be acquired upon exercise thereof, and such representations and warranties are hereby incorporated herein by reference.

Section 11. No Transfer. Holder may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Options, whether vested or not, of this Agreement, or otherwise encumber the Options or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

Section 12. Taxes.

(a)	Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Holder shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Options or the shares of Common Stock that may be issued with respect thereto.

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(b)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO HOLDER. HOLDER THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. BY SIGNING THIS AGREEMENT, HOLDER REPRESENTS THAT HOLDER HAS REVIEWED WITH HOLDER’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HOLDER IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. HOLDER UNDERSTANDS AND AGREES THAT HOLDER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 13. Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Holder (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Holder may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Holder shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Section 14. Review. The Holder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Holder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

Section 15. No Rights to Continued Engagement. This Agreement does not confer upon Holder any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Holder’s engagement at any time.

Section 16. No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

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Section 17. Power of Attorney. Holder hereby irrevocably appoints the Company and each of its officers, employees and agents as Holder’s true and lawful attorneys with power (i) to sign in Holder’s name and on Holder’s behalf stock certificates and stock powers covering some or all of the Options and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Holder agree to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

Section 18. Representations and Warranties.

(a)	General Representations and Warranties of Holder. Holder represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Holder has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Holder, will represent the valid and binding obligation of Holder enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Holder represents and warrants that all personnel or agents of Holder who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representation and Warranties of Holder Related to the Options. The Holder hereby makes the representations and warranties as set forth in the Employment Agreement, on the Award Date and thereafter such representations and warranties shall be deemed re-made and re-given by Holder to the Company on and as of each date that any Options vest or are exercised as set forth herein.

Section 19. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 20. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect, provided that, notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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Section 21. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 22. Entire Agreement; Effectiveness of Agreement. This Agreement, the Employment Agreement and the other documents referenced therein, and any other agreement entered into between the Company and Holder with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Holder’s employment by the Company. This Agreement may be changed only by a written document signed by the Holder and the Company.

Section 23. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 24. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 25, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Orange County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 24(c).

(d)	Subject to the provisions of Section 25, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 25. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Holder’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration will take place via remote telecommunication means, unless the Parties mutually agree otherwise, in the event that arbitrator requires an in-person arbitration and the Parties cannot agree on a location, then the arbitration will take place in Newport Beach, California. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 24(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

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Section 26. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 27. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 28. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of the Employment Agreement.

Section 29. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 30. Counsel. The Parties acknowledge and agree that Anthony, Linder & Cacomanolis, PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Holder individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Holder in Holder’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 31. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 32. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date.

Bitech Technologies Corporation

By:
Name:
Title:

Holder: Benjamin Tran

By:
Name:	Benjamin Tran

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Schedule A

Option Award

Options to Acquire Shares of Common Stock Granted: 20,000,000, subject to adjustment as set forth in the Agreement.

Vesting Schedule
Number of Options to Acquire Shares of Common Stock Vesting	Date Vesting
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The first annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The second annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The third annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The fourth annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The fifth annual anniversary of the Award Date.

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Exhibit 1

Notice of Option Exercise

Dated:

To: Bitech Technologies Corporation

Attn: [_______________]

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of Bitech Technologies Corporation (the “Company”) at a price of $[_______] per share under the provisions of the stock option (“Option”) granted to me on [_________], 2024.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of [_________], 2024 between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares of Common Stock:

Full Name:	Benjamin Tran

Address:

Signature:

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Exhibit E-2

Cole Johnson Option Agreement

Option Agreement

[Cole Johnson]

Dated as of [_______], 2024

This Option Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between Bitech Technologies Corporation, a Delaware corporation and Cole Johnson (“Holder”). The Company and Holder may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company and Holder are the parties to that certain Executive Employment Agreement dated as of the Award Date (the “Employment Agreement);

WHEREAS, pursuant to the Employment Agreement the Parties have agreed to enter into the Agreement to grant to Holder options to acquire certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Defined Terms. Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

Section 2. Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Holder as of the Award Date, the right and option (the “Options”) to purchase all or any part of the number of shares of Common Stock as set forth on Schedule A attached to this Agreement, subject to the terms and conditions of this Agreement and the Employment Agreement. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3. Vesting and Rights to the Options.

(a)	The Options will be subject to vesting and forfeiture pursuant to the provisions herein and in the Employment Agreement.

(b)	Subject to the other provisions herein, the Options will vest in accordance with the vesting schedule and terms set forth in Schedule A attached hereto and pursuant to the terms of the Employment Agreement. If the Options do not vest according to the terms and conditions set forth in Schedule A, the Options will be forfeited and returned to the Company, and all Holder’s rights, or the rights of Holder’s heirs in and to such Options will terminate, unless the Board of Directors of the Company (the “Board”) determines otherwise in its sole and absolute discretion.

(c)	Any portion of the Options which have vested in accordance with the terms and conditions herein shall be referred to as the “Vested Options.”

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Section 4. Option Period. Vested Options shall be exercisable at any time following the date of such vesting and expiring on the tenth anniversary of the Award Date (such period, the “Option Period”). To the extent not exercised by the end of the Option Period, the Options shall automatically expire and terminate.

Section 5. Price. The exercise price of the Options shall be a variably price, as follows, subject to adjustment as set forth herein (as applicable, the “Exercise Price”):

(a)	The Exercise Price for the first 1/5th of the granted Options shall be $0.50 per share of Common Stock, and the Option may be exercised on or after the first annual anniversary of the Award Date.

(b)	The Exercise Price for the second 1/5th of the granted Options shall be $0.75 per share of Common Stock, and the Option may be exercised on or after the second annual anniversary of the Award Date.

(c)	The Exercise Price for the third 1/5th of the granted Options shall be $1.00 per share of Common Stock, and the Option may be exercised on or after the third annual anniversary of the Award Date.

(d)	The Exercise Price for the fourth 1/5th of the granted Options shall be $1.25 per share of Common Stock, and the Option may be exercised on or after the fourth annual anniversary of the Award Date.

(e)	The Exercise Price for the final 1/5th of the granted Options shall be $1.50 per share of Common Stock, and the Option may be exercised on or after the fifth annual anniversary of the Award Date.

Section 6. Exercise.

(a)	Vested Options shall be exercisable by Holder delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit 1 (the “Exercise Notice”) and complying with the remaining terms and conditions herein.

(b)	The Exercise Notice shall be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock being purchased (the “Purchase Price”), by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company.

(c)	Holder’s payment for exercise of the Vested Options shall be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes If the Holder fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Vested Options or (ii) withhold and set-off against compensation and any other amounts payable to the Holder the amount of such required payment. Such withholding may be in the shares underlying the Vested Options at the sole discretion of the Company.

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(d)	Upon receipt of the Purchase Price, together with written notice, and Holder’s compliance with the other provisions herein, the Company will record the Holder as the beneficial owner of the applicable shares of Common Stock in the books and records of the Company. The shares of Common Stock shall not be certificated. With respect to any exercise of the Vested Options, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the “Exercise Date”), except that, if the date of such receipt is a date on which the share transfer books of the Company are closed, Holder will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

Section 7. Adjustments. Upon the occurrence of any of the following events, the Holder’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Holder and the Company relating to the Options:

(a)	If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of Vested Options which have not been exercised as of such time shall be equitably and appropriately increased or decreased proportionately, and appropriate and equitable adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or share dividend. By way of example and not limitation, in the event that after the Award Date the Company completes a 2 for 1 forward split of the Common Stock, wherein each share of Common Stock is divided into two shares of Common Stock, the number of remaining unexercised Options shall be increased by 100% and the then-applicable Exercise Price shall be reduced by 50%.

(b)	If the Company is merged or consolidated with or is acquired by another entity (any, an “Acquisition”), the Acquisition agreement shall provide that the Options shall be assumed by the surviving entity and the Exercise Prices and number of Options shall be equitably adjusted.

(c)	In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 7(b)) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Holder upon exercising the Vested Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Holder would have received if the Holder had exercised the Vested Options prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Section 7, no fractional shares shall be issued and the Holder shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Board.

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(d)	The Board or the successor Board of Directors shall determine the specific adjustments to be made under this Section 7, and its determination shall be conclusive. If the Holder receives securities or cash in connection with a transaction described in this Section 7 above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options with respect to which such securities or cash were issued, unless otherwise determined by the Board or the successor Board.

Section 8. Necessity to Become Holder of Record. The Holder shall not have any rights as a member of the Company with respect to any shares of Common Stock underlying the Options until Holder shall have become the holder of record of such shares of Common Stock. No dividends or cash distributions, ordinary or extraordinary, as to any shares of Common Stock shall be paid to or provided to the Holder if the record date is prior to the date on which Holder became the holder of record of the applicable shares of Common Stock.

Section 9. Conditions to Exercise of Vested Options. In order to enable the Company to comply with the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and relevant state law, the Company may require the Holder, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for Holder’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law. The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

Section 10. Representations and Warranties. Holder hereby makes the representations and warranties as set forth in the Employment Agreement, with respect to the receipt of the Options and the shares of Common Stock that may be acquired upon exercise thereof, and such representations and warranties are hereby incorporated herein by reference.

Section 11. No Transfer. Holder may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Options, whether vested or not, of this Agreement, or otherwise encumber the Options or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

Section 12. Taxes.

(a)	Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Holder shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Options or the shares of Common Stock that may be issued with respect thereto.

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(b)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO HOLDER. HOLDER THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. BY SIGNING THIS AGREEMENT, HOLDER REPRESENTS THAT HOLDER HAS REVIEWED WITH HOLDER’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HOLDER IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. HOLDER UNDERSTANDS AND AGREES THAT HOLDER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 13. Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Holder (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Holder may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Holder shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Section 14. Review. The Holder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Holder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

Section 15. No Rights to Continued Engagement. This Agreement does not confer upon Holder any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Holder’s engagement at any time.

Section 16. No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

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Section 17. Power of Attorney. Holder hereby irrevocably appoints the Company and each of its officers, employees and agents as Holder’s true and lawful attorneys with power (i) to sign in Holder’s name and on Holder’s behalf stock certificates and stock powers covering some or all of the Options and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Holder agree to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

Section 18. Representations and Warranties.

(a)	General Representations and Warranties of Holder. Holder represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Holder has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Holder, will represent the valid and binding obligation of Holder enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Holder represents and warrants that all personnel or agents of Holder who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representation and Warranties of Holder Related to the Options. The Holder hereby makes the representations and warranties as set forth in the Employment Agreement, on the Award Date and thereafter such representations and warranties shall be deemed re-made and re-given by Holder to the Company on and as of each date that any Options vest or are exercised as set forth herein.

Section 19. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 20. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect, provided that, notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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Section 21. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 22. Entire Agreement; Effectiveness of Agreement. This Agreement, the Employment Agreement and the other documents referenced therein, and any other agreement entered into between the Company and Holder with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Holder’s employment by the Company. This Agreement may be changed only by a written document signed by the Holder and the Company.

Section 23. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 24. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 25, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Orange County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 24(c).

(d)	Subject to the provisions of Section 25, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 25. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Holder’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration will take place via remote telecommunication means, unless the Parties mutually agree otherwise, in the event that arbitrator requires an in-person arbitration and the Parties cannot agree on a location, then the arbitration will take place in Newport Beach, California. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 24(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

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Section 26. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 27. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 28. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of the Employment Agreement.

Section 29. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 30. Counsel. The Parties acknowledge and agree that Anthony, Linder & Cacomanolis, PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Holder individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Holder in Holder’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 31. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 32. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date.

Bitech Technologies Corporation

By:
Name:	Benjamin Tran
Title:	Chief Executive Officer

Holder: Cole Johnson

By:
Name:	Cole Johnson

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Schedule A

Option Award

Options to Acquire Shares of Common Stock Granted: 68,000,000, subject to adjustment as set forth in the Agreement.

Vesting Schedule
Number of Options to Acquire Shares of Common Stock Vesting	Date Vesting
Options to acquire 13,600,000 shares of Common Stock (1/5th of the granted Options)	The first annual anniversary of the Award Date.
Options to acquire 13,600,000 shares of Common Stock (1/5th of the granted Options)	The second annual anniversary of the Award Date.
Options to acquire 13,600,000 shares of Common Stock (1/5th of the granted Options)	The third annual anniversary of the Award Date.
Options to acquire 13,600,000 shares of Common Stock (1/5th of the granted Options)	The fourth annual anniversary of the Award Date.
Options to acquire 13,600,000 shares of Common Stock (1/5th of the granted Options)	The fifth annual anniversary of the Award Date.

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Exhibit 1

Notice of Option Exercise

Dated: ______________________

To: Bitech Technologies Corporation

Attn: [_______________]

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of Bitech Technologies Corporation (the “Company”) at a price of $[_______] per share under the provisions of the stock option (“Option”) granted to me on [_________], 2024.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of [_________], 2024 between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares of Common Stock: _________________

Full Name:	Cole Johnson

Address:

Signature:

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